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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Synopsys, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
February 27, 2009

  To the Stockholders of Synopsys, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Synopsys, Inc., a Delaware corporation, will be held on February 27, 2009, at 8:00 a.m. local time at our offices located at 700 East Middlefield Road, Building C, Mountain View, California 94043, for the following purposes:

  1.
  To elect nine directors nominated by our Board of Directors to serve for the ensuing year and until their successors are elected.

  2.
  To approve an amendment to our 2006 Employee Equity Incentive Plan to, among other items, increase the number of shares of common stock reserved thereunder by 4,000,000 shares.

  3.
  To ratify the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2009.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on December 31, 2008 are entitled to receive notice of and to vote at the meeting. We will make available a list of registered stockholders entitled to vote at the meeting. The list will be available at our offices located at 700 East Middlefield Road, Building C, Mountain View, California 94043 for ten days prior to the meeting and at the meeting location during the meeting. We cordially invite all stockholders to attend the meeting in person. However, to assure your representation at the meeting, we urge you to submit the enclosed proxy as promptly as possible. Any stockholder attending the meeting may vote in person even if he or she has previously submitted a proxy.

Sincerely,

Brian E. Cabrera Vice President, General Counsel and Corporate Secretary
Mountain View, California January 13, 2009

  YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, OR SUBMIT YOUR PROXY VOTING INSTRUCTIONS THROUGH THE INTERNET OR TELEPHONE, AS PROMPTLY AS POSSIBLE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

700 East Middlefield Road
Mountain View, California 94043

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 27, 2009

GENERAL INFORMATION

        This proxy statement (this "Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of Synopsys, Inc., a Delaware corporation ("Synopsys", the "Company", "we" or "us") for use at the Annual Meeting of Stockholders to be held on February 27, 2009 (the "Annual Meeting"), at 8:00 a.m. local time at our offices located at 700 East Middlefield Road, Building C, Mountain View, California 94043.

        Our 2008 Annual Report on Form 10-K, containing the financial statements and financial statement schedules required to be filed for the fiscal year ended October 31, 2008, is being mailed or provided together with these proxy solicitation materials to stockholders entitled to vote at the Annual Meeting ("stockholders entitled to vote" or "you"). This Proxy Statement, the accompanying proxy (the "Proxy") and our 2008 Annual Report on Form 10-K will first be mailed or given to stockholders entitled to vote on or about January 16, 2009.

        In accordance with rules and regulations recently adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide you access to our proxy materials by providing access to such documents on the Internet. In addition, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed to stockholders on or about January 16, 2009.

Solicitation

        We will bear the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies, for which we will pay D.F. King & Co. a fee of approximately $10,000 plus out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. We will furnish copies of solicitation material to such brokerage firms and other representatives. Proxies may also be solicited personally or by telephone, facsimile or email by our directors, officers and employees without additional compensation. Except as described above, we do not presently intend to solicit proxies other than by mail.

Internet and Electronic Availability of Proxy Materials

        As permitted by the SEC, we are sending the Notice to our stockholders instead of a paper copy of this Proxy Statement and our 2008 Annual Report on Form 10-K. All stockholders will have the ability to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended October 31, 2008 as filed with the SEC on December 22, 2008, at http://materials.proxyvote.com/871607 or to request a printed set of these materials and a proxy card at no charge by following the instructions set forth in the Notice. Voting instructions for stockholders receiving the Notice are set forth in the Notice. We believe this process will reduce the environmental impact and lower the costs of printing and distributing our proxy materials.

Who Can Vote

        Stockholders of record on December 31, 2008 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 141,945,139 shares of our common stock, $0.01 par value per share, were issued and outstanding. No shares of our preferred stock were outstanding.

Voting by Registered Stockholders

        If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone as described in the proxy card does not affect your right to vote in person at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to submit your proxy.

Voting by Beneficial Owners

        If on the Record Date, your shares were held in an account at a brokerage firm, bank, or other agent, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us and you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request such form of proxy. Please complete and mail the proxy card as instructed to ensure your vote is counted. Alternately, you may vote by telephone or over the Internet if permitted by your broker, bank or other agent. If you wish to revoke a proxy you have already cast, please contact your broker, bank or other agent for instructions.

Voting and Share Ownership

        As a stockholder of record, you are entitled to one vote for each share of common stock you hold as of the close of business on the Record Date. The holders of a majority of the shares of our common stock issued and outstanding and represented in person or by proxy shall constitute a quorum. You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. All valid proxies received before the Annual Meeting will be accepted and all shares represented by a proxy will be voted. If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated. If you do not indicate a choice, the shares will be voted in favor of the proposal. We deem a stockholder who affirmatively abstains on any or all matters to be present at the meeting for purposes of determining whether a quorum is present and the total number of votes cast with respect to a proposal (other than votes cast for the election of directors); therefore, your abstention will have the same effect as an "Against" vote for all matters other than the election of directors. If a nominee (such as a brokerage firm) holding shares for a beneficial owner (i.e., a stockholder holding shares in "street name") does not receive instructions from such beneficial owner as to how to vote those shares on a proposal and does not have discretionary authority to vote on such proposal under the rules of the applicable stock exchange, then the shares held by such owner will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such proposal; accordingly, these shares will have no effect on the outcome of any given proposal on which they are deemed not voted.

Revocability of Proxies

        If you are astockholder of record, you may revoke your proxy at any time before the Annual Meeting by delivering a written notice of revocation or a duly executed proxy bearing a later date to our principal executive offices at the address given above, attention Corporate Secretary. Such notice or later dated proxy must be received by us prior to the Annual Meeting. Your proxy may also be revoked by attending the Annual Meeting and voting in person. If you hold your shares through a broker, bank or other agent and you wish to revoke a proxy you have already cast, please contact that organization for instructions. See "Voting by Beneficial Owners," above.

Stockholder Proposals

        We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy intend to vote the shares they represent as our Board may recommend. By executing the enclosed Proxy or otherwise submitting your proxy voting instructions as described in the enclosed Proxy, you grant such persons discretionary authority with respect to such other matters.

        Proposals of stockholders that are intended to be presented by such stockholders at our next Annual Meeting in 2010 must be received by our Corporate Secretary no later than September 15, 2009 in order that they may be considered for inclusion in next year's proxy materials. Stockholder proposals must be submitted in writing to our Corporate Secretary, c/o Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043 and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

        A stockholder proposal not included in our proxy statement for the 2010 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in compliance with our Bylaws. In addition, director nominations must be made in compliance with our Bylaws. To be timely and in compliance with our Bylaws, our Corporate Secretary must receive written notice of the stockholder proposal or director nomination on or after September 30, 2009 and no later than October 30, 2009. We advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that we hold our 2010 annual meeting more than 30 days before or after February 27, 2010.

        The chairman of our Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before an Annual Meeting and, therefore, may not be considered at the meeting.

Annual Report on Form 10-K

        Accompanying this Proxy Statement is our Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as filed with the SEC on December 22, 2008, which constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, such Annual Report is not incorporated into this Proxy Statement and shall not be considered proxy solicitation material.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice addressed to those stockholders. A number of brokers with account holders who are our stockholders "household" our proxy materials in this manner. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, 2008 Annual Report or Notice, please notify your broker and our investor relations department in writing at 700 East Middlefield Road, Mountain View, California 94043, by email at invest-info@synopsys.com or by telephone at (650) 584-4257. If you currently receive multiple copies of the Notice or Proxy Statement at your address and would like to request householding of your communications, please contact your broker.

 MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Bylaws provide that our Board shall consist of such number of directors as is determined by our Board. Our Board currently consists of nine directors. There are nine nominees for director this year. Each director to be elected at the Annual Meeting will serve until our next annual meeting of stockholders and until his or her successor is elected and qualified or the director's death, resignation or removal. The Corporate Governance and Nominating Committee of the Board (the "Governance Committee") has recommended to our Board, and our Board has nominated, the nine nominees named below for reelection as directors. Each such person has agreed to serve if elected and management has no reason to believe that any nominee will be unavailable to serve.

        Provided that there is a quorum at the Annual Meeting, the nine nominees receiving the highest number of "For" votes of the shares present in person or represented and entitled to vote at the Annual Meeting will be elected as directors. As described in "Voting and Share Ownership" above, you may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. Unless marked otherwise, we will vote proxies returned to us for each of the nominees named below.

        In addition to the voting requirements under Delaware law, as described above, our Corporate Governance Guidelines provide that any nominee for director, in an uncontested election, who receives a greater number of votes "Withheld" from his or her election than votes "For" such election, will, promptly following certification of the stockholder vote, submit to the Board a letter of resignation for consideration by the Governance Committee. The Board, after taking into consideration the recommendation of the Governance Committee, will determine whether to accept the director's resignation. Synopsys will publicly disclose the decision reached by the Board and the reasons therefor. The election of directors pursuant to this proposal is an uncontested election.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" ALL NOMINEES.

Nominees

        Set forth below is information regarding the nominees, including information they have furnished as to their principal occupations, certain other directorships they hold and their ages as of the Record Date, December 31, 2008. Other than Dr. de Geus and Dr. Chan, all nominees are independent under applicable NASDAQ Stock Market ("NASDAQ") listing standards.

Name	Age	Year First Elected Director
Aart J. de Geus	54	1986
Alfred Castino	56	2007
Chi-Foon Chan	59	1998
Bruce R. Chizen	53	2001
Deborah A. Coleman	55	1995
John Schwarz	58	2007
Sasson (Sass) Somekh	62	1999
Roy Vallee	56	2003
Steven C. Walske	56	1991

Background of Directors

        Aart J. de Geus co-founded Synopsys and has served as Chairman of the Board of Directors since February 1998 and Chief Executive Officer since January 1994. Since the inception of Synopsys in December 1986, he has held a variety of positions at the Company, including Senior Vice President of Engineering and Senior Vice President of Marketing. Dr. de Geus has served as a Director since 1986, and served as Chairman of the Board from 1986 to 1992 and as President from 1992 to 1998. From 1982 to 1986, Dr. de Geus was employed by General Electric Corporation, where he was the Manager of the Advanced Computer-Aided Engineering Group. Dr. de Geus has served on the board of directors of Applied Materials, Inc. since July 2007.

        Alfred Castino has been a member of our Board since May 2007. Mr. Castino has been an independent business consultant since August 2008. From August 2002 to August 2008, Mr. Castino served as Senior Vice President and Chief Financial Officer of Autodesk, Inc., a provider of design software for the manufacturing, building and construction, and media and entertainment markets. From January 2000 to July 2002, he served as Chief Financial Officer for Virage, Inc., a video and media communication software company. From September 1997 to August 1999, Mr. Castino served as Vice President of Finance and then Senior Vice President and Chief Financial Officer of PeopleSoft, Inc., an enterprise software company.

        Chi-Foon Chan has served as our Chief Operating Officer since April 1997 and as President and a member of our Board since February 1998. From September 1996 to February 1998, he served as Executive Vice President, Office of the President. From February 1994 until April 1997, he served as Senior Vice President, Design Tools Group. In addition, he has held the titles of Vice President of Application Engineering and Services; Vice President, Engineering and General Manager, DesignWare Operations; and Senior Vice President, Worldwide Field Organization. Dr. Chan joined Synopsys in May 1990. From March 1987 to May 1990, Dr. Chan was employed by NEC Electronics, where he was General Manager, Microprocessor Division. From 1977 to 1987, Dr. Chan held a number of senior engineering positions at Intel Corporation.

        Bruce R. Chizen has been a member of our Board since April 2001. He is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP since July 2008. From November 2007 to November 2008, Mr. Chizen served as a strategic adviser to Adobe Systems Incorporated, a provider of design, publishing and imagining software for print, Internet and dynamic media production. From December 2000 to November 2007, he served as Chief Executive Officer of Adobe Systems and as its President from April 2000 to January 2005. He joined Adobe Systems in August 1994 as Vice President and General Manager, Consumer Products Division and in December 1997 became Senior Vice President and General Manager, Graphics Products Division. In August 1998, Mr. Chizen was promoted to Executive Vice President, Products and Marketing of Adobe Systems. From November 1992 to February 1994, he was Vice President and General Manager of Claris Clear Choice for Claris Corp., a wholly-owned subsidiary of Apple Computer. Mr. Chizen has served on the board of directors of Oracle Corporation since July 2008 and served on the board of directors of Adobe Systems from December 2000 to April 2008.

        Deborah A. Coleman has been a member of our Board since November 1995. Ms. Coleman is a General Partner of SmartForest Ventures, a venture capital firm, which she co-founded in June 2000. Ms. Coleman was chairman of the board of directors of Merix Corporation, a manufacturer of printed circuit boards, from May 1994, when it was spun off from Tektronix, Inc., until September 2001. She also served as Chief Executive Officer of Merix from May 1994 to September 1999 and as President from March 1997 to September 1999. Ms. Coleman joined Merix from Tektronix, a diversified electronics corporation, where she served as Vice President of Materials Operations, responsible for worldwide procurement, distribution, component engineering and component manufacturing operations. Prior to joining Tektronix in November 1992, Ms. Coleman was with Apple Computer, Inc. for eleven years, where she held several executive positions, including Chief Financial Officer, Vice President, Information Systems and Technology and Vice President of Operations. Ms. Coleman has served on the board of directors of Applied Materials, Inc. since March 1996.

        John Schwarz has been a member of our Board since May 2007. Mr. Schwarz has served as Chief Executive Officer of Business Objects S.A., a provider of business intelligence software and services, since September 2005. Business Objects was acquired by SAP AG, a German company, in February 2008. Mr. Schwarz continues to serve as the Chief Executive Officer of Business Objects, which is now a unit of SAP, and became a member of SAP's Executive Board in March 2008. Mr. Schwarz also serves as a member of the board of directors of SAP's Business Objects unit. From December 2001 to September 2005, he served as President and Chief Operating Officer of Symantec Corporation, a provider of infrastructure security and storage management software. From January 2000 to November 2001, Mr. Schwarz served as President and Chief Executive Officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet. Before joining Reciprocal, Mr. Schwarz spent 25 years at IBM Corporation where most recently he was General Manager of IBM's Industry Solutions unit, a worldwide organization focused on building business applications and related services for IBM's large industry customers.

        Sasson (Sass) Somekh has been a member of our Board since January 1999. From January 2004 through January 2007, Dr. Somekh served as President of Novellus Systems, Inc., a manufacturer of semiconductor fabrication equipment, and since January 2007 has served as chair of the Technical Advisory Board of Novellus. Dr. Somekh is also co-founder of Musea Ventures, a family venture fund begun in 2007 and focused in the areas of alternative energy and synthetic biology. Previously, Dr. Somekh served on the board of directors of Applied Materials, Inc., a manufacturer of semiconductor fabrication equipment, from April 2003 until December 2003, and as an Executive Vice President of Applied Materials from November 2000 until August 2003. Dr. Somekh served as a Senior Vice President of Applied Materials from December 1993 to November 2000 and as a Group Vice President from 1990 to 1993.

        Roy Vallee has been a member of our Board since February 2003. Since June 1998, Mr. Vallee has served as Chief Executive Officer and chairman of the board of directors of Avnet, Inc., a global semiconductor products and electronics distributor. Previously, he served as vice chairman of the board of directors of Avnet from November 1992 until June 1998, and as its President and Chief Operating Officer from March 1992 until June 1998. Since February 2000, Mr. Vallee has served on the board of directors of Teradyne, Inc. Mr. Vallee also serves as a member of the Arizona Economic Resource Organization.

        Steven C. Walske has been a member of our Board since December 1991. Mr. Walske has been Managing Director of Myriad Investments, LLC, a private equity firm specializing in investments in software companies, since June 2000. Previously, Mr. Walske served as Chief Business Strategist of Parametric Technology Corporation from June 2000 until June 2005, as Chief Executive Officer and chairman of the board of directors of Parametric from August 1994 until June 2000, and as President, Chief Executive Officer and member of the board of directors of Parametric from December 1986 to August 1994. Mr. Walske also served as chairman of the board of directors of BladeLogic, Inc. from 2005 until April 2008 and on its board of directors from November 2002 to April 2008.

        There are no family relationships among any of our executive officers, directors or persons nominated to become directors.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR 2006 EMPLOYEE EQUITY INCENTIVE PLAN

        Our 2006 Employee Equity Incentive Plan ("2006 Employee Plan") was originally adopted by our Board of Directors in February 2006 and approved by stockholders in April 2006 as a successor plan to prior stock option plans for our employees. In December 2008, subject to approval by the stockholders, our Board of Directors approved an amendment to our 2006 Employee Plan ("Amendment") to address the periodic need to replenish the number of shares available under the 2006 Employee Plan to issue future equity awards to our employees. Our Board of Directors is asking you to approve this Amendment in order to provide us with sufficient shares to enable us to grant equity awards to our employees for approximately two more years.

        If the Amendment is approved, the number of shares of common stock available for issuance under the 2006 Employee Plan will be increased by 4,000,000 shares, representing approximately 2.8% of the shares of common stock outstanding as of January 2, 2009. To balance our request for additional shares and as part of our commitment to effectively manage our equity compensation share reserve, the Amendment will reduce our share reserve more rapidly than under the original 2006 Employee Plan as full-value awards are issued. Accordingly, our share reserve will be reduced by 2.18 shares (compared to 1.36 under the current 2006 Employee Plan) for each share granted pursuant to restricted stock or restricted stock units awarded. In addition, the Amendment will shorten the maximum duration (term) of all future equity awards to seven years. If approved, the Amendment will become effective as of the Annual Meeting date.

        Approval of the Amendment requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of this Proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2006 EMPLOYEE PLAN.

Purpose and Background

        The purpose of this Amendment is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees. Like all technology companies, we actively compete for highly qualified employees, especially technical employees. Our equity program is a key component of our strategy to attract and retain those individuals. Each year the Compensation Committee and management review our overall compensation strategy and determine the allocations of cash and equity compensation in light of our pay-for-performance philosophy. We continue to believe that equity compensation is a critical component to motivate key employees and effectively aligns employee compensation with stockholder interests. If we are unable to grant equity incentives, we may need to consider other compensation alternatives, such as increasing cash compensation.

        We are committed to effectively managing our equity compensation share reserve while minimizing stockholder dilution. For this reason, we carefully manage both our gross burn rate and net burn rate. Gross burn rate reflects equity awards granted during the fiscal year divided by the number of shares outstanding. Net burn rate reflects equity awards granted during the year less equity cancelled and returned to the plans (net equity grants), divided by the number of shares outstanding. We endeavor to ensure that our gross burn rate approximates the average rate for our peer group of companies as well as for the software and services industry more generally, and that our burn rates are within the limits recommended by independent shareholder advisory groups, such as RiskMetrics Group (formerly Institutional Shareholders Service or ISS). While there are several methodologies to arrive at burn rates, using RiskMetrics Group's current methodology, our gross burn rates for the last three years are well within the guidelines recommended by RiskMetrics Group. Detailed information about equity awards issued in prior years as well as other relevant information is set forth in the "Historical Grant Information" section below.

        The Amendment's increase in the rate at which the share reserve is depleted for full-value awards also demonstrates our commitment to effectively minimize stockholder dilution. Our 2006 Employee Plan contains a flexible or 'fungible' share reserve enabling us to issue a variety of equity awards, including restricted stock and restricted stock units ("Full-Value Award(s)"). We believe that Full-Value Awards are increasingly common among our peer group of companies and as a result, this element has become an important part of our competitive compensation package. We believe that Full-Value Awards encourage employee retention during economic or market cycles when our stock price declines, because such awards retain a large portion of their value even if the stock price experiences a downturn after the date of grant. An approval of an increase of 4,000,000 shares to our share reserve does not provide us with the right to issue an additional 4,000,000 Full-Value Awards. Under the current version of the 2006 Employee Plan, the existing fungible share reserve ratio is 1.36-to-1, which means that the share reserve is reduced by 1.36 shares for each share issued pursuant to a Full-Value Award. The Amendment increases the fungible share reserve ratio to 2.18-to-1, resulting in the share reserve being reduced by 2.18 shares for each share issued pursuant to a Full-Value Award. Awards granted as stock options and stock appreciation rights would continue to reduce the share reserve on a 1-to-1 basis because vested options contribute to overall dilution only if they are "in-the-money". We expect to grant both stock options and Full-Value Awards in the future.

        To further balance our request for additional shares, we are shortening the maximum term of a stock option or stock appreciation right. Although all options granted under the 2006 Employee Plan have a seven-year term, the 2006 Employee Plan currently permits options and stock appreciation rights to be granted with up to a ten year term. To date, we have not granted any stock appreciation rights under the 2006 Employee Plan. Pursuant to the Amendment, the maximum permissible term for an option or stock appreciation right will be reduced to seven years.

        We note that our 2006 Employee Plan includes additional provisions that are designed to protect our stockholders' interests and to reflect corporate governance best practices, including:

  •
  Stockholder approval required for additional shares.    The 2006 Employee Plan does not contain an annual "evergreen" provision that provides for automatic increases of shares on an ongoing basis; rather, the 2006 Employee Plan authorizes a fixed number of shares and stockholder approval is required for any increase in the number of shares.

  •
  No discounted stock options or stock appreciation rights.    All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

  •
  Repricing not allowed.    The 2006 Employee Plan expressly prohibits the repricing of stock options—including the cancellation and re-grant of new equity awards—without prior stockholder approval.

  •
  Reasonable share counting provisions.    In general, when awards lapse or are cancelled, the shares reserved for those awards are returned to the share reserve and become available for future awards. However, shares of common stock tendered to Synopsys in payment of the exercise price or to cover tax withholdings are not returned to our share reserve.

Historical Grant Information

        No awards have been granted with respect to the additional 4,000,000 shares requested. The following tables set forth detailed information about our historical equity compensation practices.

Awards Granted to Certain Individuals and Groups under the 2006 Employee Plan

        The following table shows, for each of the named executive officers and the various groups indicated, the number of stock options and restricted stock units granted under the 2006 Employee Plan during fiscal 2008, together with the weighted-average exercise price per share for the options:

Name	Number of Restricted Stock Units Granted		Number of Options Granted	Weighted-Average Exercise Price of Options Granted
Aart J. de Geus	84,000	(1)	175,000	$27.14
Chairman of the Board and Chief Executive Officer
Chi-Foon Chan	44,000	(1)	100,000	$27.14
President and Chief Operating Officer
Brian M. Beattie	27,500	(1)	60,000	$27.14
Chief Financial Officer
Antun Domic	17,000	(1)	35,000	$27.14
Senior Vice President and General Manager, Implementation Group
Joseph W. Logan	17,000	(1)	35,000	$27.14
Senior Vice President, Worldwide Sales
All persons who were executive officers as of 11/1/08 (14 persons)	323,000	(2)	695,000	$26.91
All non-executive officer directors (7 persons)	—		—	—
All employees, excluding persons who were executive officers as of 11/1/08 (2,310 persons)	1,307,554		1,176,330	$23.60

(1)
These restricted stock units required the achievement of certain company performance prior to any vesting of the awards.

(2)
Other than restricted stock units granted to newly hired or promoted executives, these restricted stock units required the achievement of certain company performance prior to any vesting of the awards.

Information for Burn Rate Calculations

        The following table provides the detailed information necessary to calculate our burn rates for fiscal 2008, 2007 and 2006. The table reflects grant information for all of our equity plans, except for our Employee Stock Purchase Plan and equity awards we assumed in our acquisition of Synplicity, Inc. in May 2008.

	Fiscal 2008	Fiscal 2007	Fiscal 2006
Options Granted	1,871,330	2,106,152	5,341,250
Restricted Stock Units Granted(1)	1,630,554	1,488,408	—
Restricted Stock Awards Granted(2)	38,528	23,450	34,512
Options Cancelled	614,696	1,058,959	2,616,527
Restricted Stock Units Cancelled(3)	108,117	45,410	—
Restricted Stock Awards Cancelled(4)	—	6,882	—
Weighted-Average Common Stock Outstanding	143,258,486	143,952,765	142,829,822
Common Stock Outstanding at Fiscal Year End	141,785,637	146,365,275	140,568,433

(1)
Granted under the 2006 Employee Plan. Represents the actual number of restricted stock units granted, prior to applying the fungible share reserve ratio.

(2)
Granted under the 2005 Non-Employee Directors Equity Incentive Plan (the "2005 Director Plan"). Represents the actual number of restricted stock awards granted.

(3)
Represents the actual number of restricted stock units cancelled, prior to the reverse application of the fungible share reserve ratio. Restricted stock units returned to our 2006 Employee Plan at the rate of 1.36 shares of common stock for each restricted stock unit cancelled.

(4)
Represents the actual number of cancelled restricted stock awards that had been granted under the 2005 Director Plan. The 2005 Director Plan does not contain a fungible share reserve ratio.

Information as of January 2, 2009

        The following table provides certain additional information regarding all of our equity plans (excluding our Employee Stock Purchase Plan), reflecting all activity through January 2, 2009:

As of 01/02/09
Total Options Outstanding	29,469,331
Total Full-Value Awards Outstanding(1)	2,969,083
Weighted Average Exercise Price of Options	$21.40
Weighted Average Remaining Duration of Options	3.38 years
Total Shares Available for Grant under the 2006 Employee Plan	2,965,849
Total Shares Available for Grant under the 2005 Director Plan	536,830

(1)
Represents the actual number of restricted stock units granted under the 2006 Employee Plan and restricted stock awards granted under the 2005 Director Plan, without application of the fungible share reserve ratio for the restricted stock units.

Description of the 2006 Employee Plan, as Amended

        The terms and provisions of the 2006 Employee Plan, as amended, are summarized below. This summary, however, does not purport to be a complete description of the 2006 Employee Plan. The 2006 Employee Plan is filed with the SEC as an Appendix to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete text of the 2006 Employee Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

General

        The 2006 Employee Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units, stock appreciation rights, and other forms of equity compensation (collectively, "equity awards"). The 2006 Employee Plan also provides the ability to grant performance equity awards and performance cash awards (together, "performance awards"), which enable our Compensation Committee to use performance criteria in establishing specific targets to be attained as a condition to the vesting of awards.

        Incentive stock options granted under the 2006 Employee Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, or "Code". Non-statutory stock options granted under the 2006 Employee Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of equity awards.

Purpose

        The 2006 Employee Plan provides eligible employees with the opportunity to benefit from increases in the value of our common stock as an incentive to such employees to exert maximum efforts to our success, thereby aligning their interests with the interests of our stockholders.

Administration

        The 2006 Employee Plan provides that the Board has the authority to construe and interpret the plan, to determine the persons to whom and the dates on which equity awards will be granted, the number of shares of common stock to be subject to each equity award, the time or times during the term of each equity award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each equity award, the type of consideration permitted to exercise or purchase each equity award, and other terms of the equity awards.

        The Board has the authority to delegate some or all of the administration of the 2006 Employee Plan to a committee or committees composed of members of the Board. In the discretion of the Board, a committee may consist solely of two or more "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act or solely of two or more "outside directors" within the meaning of Section 162(m) of the Code. The 2006 Employee Plan also permits delegation of administration of the plan to one or more executive officers with respect to grants to employees other than executive officers of Synopsys. The Board has delegated to the Compensation Committee administration of the 2006 Employee Plan with respect to awards to executive officers, and has delegated to our Chief Executive Officer administration of the plan with respect to employees other than executive officers, subject to specified limitations and restrictions.

Eligibility

        General.    As of January 2, 2009, Synopsys had 5,678 employees, all of whom would be eligible to participate under the 2006 Employee Plan. Our non-employee directors are not eligible to receive any awards under the 2006 Employee Plan.

        Incentive Stock Options.    Incentive stock options may be granted under the 2006 Employee Plan only to employees (including officers) of Synopsys and its affiliates. Employees (including officers) and consultants of Synopsys and its affiliates are eligible to receive all other types of equity awards and performance awards under the 2006 Employee Plan.

        No incentive stock option may be granted under the 2006 Employee Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Synopsys or its affiliates, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2006 Employee Plan and any other equity plans of Synopsys and its affiliates) may not exceed $100,000 (any excess of such amount shall be treated as non-statutory stock options).

        Non-Statutory Stock Options, Restricted Stock and Other Awards.    Non-statutory stock options, restricted stock and all other awards authorized under the 2006 Employee Plan may be granted to employees and consultants.

        Individual Limit.    No person may be granted options or stock appreciation rights under the 2006 Employee Plan covering more than 1,000,000 shares of common stock during any calendar year. Stockholder approval of this Proposal will also constitute a re-approval of the 1,000,000-share limitation for purposes of Section 162(m) of the Code. This limitation assures that any deductions to which we would otherwise be entitled either upon the exercise of stock options or stock appreciation rights granted under the 2006 Employee Plan, or upon the subsequent sale of the shares acquired under those equity awards, will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to covered executive officers under Section 162(m) of the Code.

Stock Subject to the 2006 Employee Plan

        As of January 2, 2009, an aggregate of 8,274,635 shares were issuable pursuant to outstanding options and Full-Value Awards under the 2006 Employee Plan, and 2,965,849 shares were available for future grants. If this Proposal is approved by the stockholders, an additional 4,000,000 shares will be available for future grants under the 2006 Employee Plan such that approximately 6,965,849 shares of common stock in the aggregate will be available for future grants, although this number is subject to fluctuation due to equity grants and cancellations between January 2, 2009 and February 27, 2009. The number of shares of common stock available for issuance under the 2006 Employee Plan is currently reduced by 1.36 shares for each share to be issued pursuant to a restricted stock award, restricted stock unit award and any other full-value award permitted by the plan. Pursuant to the proposed amendment, the number of shares of common stock available for issuance under the 2006 Employee Plan will be reduced further, by a total of 2.18 shares for each share of common stock issued from and after February 27, 2009 pursuant to restricted stock units and any other full-value award permitted by the plan. Awards granted as stock options and stock appreciation rights reduce the number of shares available for issuance under the 2006 Employee Plan on a one-for-one basis.

        When stock option awards granted expire or otherwise terminate without being exercised, the shares subject to those awards become available for issuance under the plan. When Full-Value Awards expire or otherwise terminate without being vested in full or are settled in cash, the shares subject to those awards become available for subsequent issuance under the plan, at the 1.36-to-1 ratio, currently, and 2.18-to-1 pursuant to the amendment, described above.

        If shares subject to an award granted under the 2006 Employee Plan are not delivered to a participant because:

  •
  an equity award is exercised through a reduction in the number of shares subject to the equity award (a "net exercise"),

  •
  the appreciation distribution upon exercise of a stock appreciation right is paid in shares of common stock, or

  •
  shares are withheld in satisfaction of applicable withholding taxes,

then those do not become available for subsequent issuance under the plan. If the exercise price of a stock option is satisfied by a participant tendering previously-held shares, the tendered shares do not become available for subsequent issuance under the plan.

Terms of Stock Options

        We may grant options under the 2006 Employee Plan pursuant to stock option agreements adopted by the Board. The following is a description of the permissible terms of options under the 2006 Employee Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price.    The exercise price of incentive stock options and non-statutory stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value.

        As of January 2, 2009, the closing price of our common stock as reported on the NASDAQ Global Select Market was $18.93 per share.

        Consideration.    The option exercise price may, at the discretion of the Board, be paid in cash or by check, pursuant to a broker-assisted cashless exercise, by delivery of other shares of Synopsys common stock, pursuant to a net exercise arrangement, or in any other form of legal consideration acceptable to the Board.

        Vesting.    Options granted under the 2006 Employee Plan vest, or become exercisable, as determined by the Board. Vesting typically occurs during the optionholder's continued service with Synopsys or an affiliate, whether such service is in the capacity of an employee, director or consultant (collectively, "service") and regardless of any change in the capacity of the optionee, or upon achievement of quantitative of qualitative goals determined by the plan administrator. Shares covered by different options may be subject to different vesting terms.

        Term.    Under the current 2006 Employee Plan, the maximum term of options is 10 years, except that in certain cases (see "Eligibility" above) the maximum term is five years. Pursuant to the proposed amendment, the maximum term of options will be seven years.

        Termination of Service.    Options generally terminate 90 days after termination of a participant's service unless:

  •
  termination is due to the participant's disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of termination,

  •
  the participant dies within a specified period after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such option have passed, or

  •
  the option by its terms specifically provides otherwise.

        The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

        Restrictions on Transfer.    A participant may not transfer an option other than by will, by the laws of descent and distribution, or pursuant to a domestic relations order. During the lifetime of the participant, only the participant may exercise an incentive stock option. A participant may also designate a beneficiary who may exercise an option following the participant's death.

Terms of Restricted Stock

        We may grant restricted stock awards under the 2006 Employee Plan pursuant to restricted stock award agreements adopted by the Board. Restricted stock awards are shares of our common stock that may be subject to restrictions, such as vesting requirements.

        Consideration.    The Board may grant restricted stock awards in consideration for past or future services rendered to Synopsys or an affiliate, or any other form of legal consideration acceptable to the Board.

        Vesting.    Shares of stock acquired under a restricted stock award may, but need not, be subject to a repurchase option in favor of Synopsys or forfeiture to Synopsys in accordance with a vesting schedule as determined by the Board.

        Termination of Service.    Upon termination of a participant's service, Synopsys may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award.

Terms of Restricted Stock Units

        We may grant restricted stock unit awards under the 2006 Employee Plan pursuant to restricted stock unit award agreements adopted by the Board. Restricted stock units represent the value of a fixed number of shares of Synopsys common stock on the date of grant.

        Consideration.    The Board may grant restricted stock units in consideration for past or future services rendered to Synopsys or an affiliate, or any other form of legal consideration acceptable to the Board.

        Vesting.    Restricted stock units vest at the rate or on the terms specified in the restricted stock unit award agreement as determined by the Board.

        Settlement.    Restricted stock units may be settled by the delivery of shares of Synopsys common stock, cash, or any combination as determined by the Board. At the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

        Termination of Service.    Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant's termination of service.

Terms of Stock Appreciation Rights

        We may grant stock appreciation rights under the 2006 Employee Plan pursuant to stock appreciation rights agreements adopted by the Board. A stock appreciation right is a right to receive the excess value over the strike price of a fixed number of shares. Individual stock appreciation right agreements may be more restrictive as to any or all of the permissible terms described below. Each stock appreciation right is denominated in shares of common stock equivalents but may be settled in cash.

        Term.    The maximum term of stock appreciation rights is 10 years. Pursuant to the proposed amendment, the maximum term of stock appreciation rights will be seven years.

        Strike Price.    The strike price of stock appreciation rights may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant.

        Exercise.    Upon exercise of a stock appreciation right, Synopsys will pay the participant an amount equal to the excess of the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over the strike price determined by the Board on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any other form of consideration determined by the Board.

        Vesting.    Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

        Termination of Service.    Stock appreciation rights generally terminate three months after termination of a participant's service unless:

  •
  termination is due to the participant's disability, in which case the stock appreciation right may be exercised (to the extent vested at the time of the termination of service) at any time within 12 months of termination,

  •
  the participant dies before the participant's service has terminated, or within a specified period after termination of service, in which case the stock appreciation right may be exercised (to the extent vested at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such stock appreciation right have passed, or

  •
  the stock appreciation right by its terms specifically provides otherwise.

        The term of a stock appreciation right may be extended in the event that exercise following termination of service is prohibited by applicable securities laws. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Other Equity Awards

        The Board may grant other equity awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2006 Employee Plan, the Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other equity awards granted under the plan. Pursuant to the proposed amendment, other equity awards may not have a term in excess of seven years from the date of grant.

Terms of Performance Awards

        General.    The Board may grant performance awards and performance cash awards that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the award is approved by the Compensation Committee and the grant or vesting of the award is tied solely to the attainment of performance goals during a designated performance period.

        Performance Goals.    To preserve the possibility that the compensation attributable to awards may qualify as performance-based compensation that will not be subject to the $1,000,000 limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the Compensation Committee has the authority to structure one or more such awards so that stock or cash will be issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals that have already been approved by our stockholders. Performance goals for awards granted under the 2006 Employee Plan may be based on any one of, or combination of, the following: (a) earnings per share; (b) earnings before interest, taxes and depreciation; (c) earnings before interest, taxes, depreciation and amortization (EBITDA); (d) net earnings; (e) return on equity; (f) return on assets, investment, or capital employed; (g) operating margin; (h) gross margin; (i) operating income; (j) net income (before or after taxes); (k) net operating income; (l) net operating income after tax; (m) pre- and after-tax income; (n) pre-tax profit; (o) operating cash flow; (p) orders (including backlog) and revenue; (q) orders quality metrics; (r) increases in revenue or product revenue; (s) expenses and cost reduction goals; (t) improvement in or attainment of expense levels; (u) improvement in or attainment of working capital levels; (v) market share; (w) cash flow; (x) cash flow per share; (y) share price performance; (z) debt reduction; (aa) implementation or completion of projects or processes; (bb) customer satisfaction; (cc) stockholders' equity; (dd) quality measures; and (ee) any other measures of performance selected by the Board.

        Annual Limitation.    The maximum benefit to be received by a participant in any calendar year attributable to performance awards may not exceed 1,000,000 shares of common stock. The maximum benefit to be received by a participant in any calendar year attributable to performance cash awards granted pursuant to the 2006 Employee Plan may not exceed $2,000,000. Stockholder approval of this proposal will also constitute a re-approval of the foregoing limitations for purposes of Section 162(m) of the Code.

Changes to Capital Structure

        In the event any change is made to the outstanding shares of our common stock without receipt of consideration (whether through a stock split, reverse stock split or other changes in the capital structure), appropriate adjustments will be made to the class of securities issuable under the 2006 Employee Plan, the number of securities issuable under the plan, the maximum award that one person may be granted in a calendar year under the plan, and the number, class and price per share under outstanding equity awards under the plan.

Corporate Transactions; Changes in Control

        In the event of significant corporate transactions, outstanding equity awards under the 2006 Employee Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such equity awards, then:

  •
  with respect to any such equity awards that are held by individuals then performing services for Synopsys or its affiliates, the vesting and exercisability provisions of such equity awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction, and

  •
  all other outstanding equity awards will be terminated if not exercised prior to the effective date of the corporate transaction. Other equity awards, such as restricted stock awards, may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction. If such repurchase or forfeiture rights are not assigned, then such equity awards will become fully vested.

        A significant corporate transaction will be deemed to occur in the event of:

  •
  a sale of all or substantially all of the consolidated assets of Synopsys and its subsidiaries,

  •
  the sale of at least 90% of the outstanding securities of Synopsys,

  •
  a merger or consolidation in which Synopsys is not the surviving corporation, or

  •
  a merger or consolidation in which Synopsys is the surviving corporation, but shares of Synopsys outstanding common stock are converted into other property by virtue of the corporate transaction.

        The Board may also provide that the holder of an outstanding equity award not assumed in the corporate transaction will surrender such equity award in exchange for a payment equal to the excess of the value of the property that the participant would have received upon exercise of the equity award, over the exercise price otherwise payable in connection with the equity award.

        The Board has the discretion to provide that an equity award under the 2006 Employee Plan will immediately vest as to all or any portion of the shares subject to the equity award:

  •
  immediately upon the occurrence of certain specified change in control transactions, whether or not such equity award is assumed, continued, or substituted by a surviving or acquiring entity in the transaction, or

  •
  in the event a participant's service with Synopsys or a successor entity is terminated, actually or constructively, within a designated period following the occurrence of certain specified change in control transactions.

        Equity awards will not vest on such an accelerated basis unless specifically provided by the applicable award agreement. The acceleration of an equity award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Synopsys.

Duration, Termination and Amendment

        The Board may suspend or terminate the 2006 Employee Plan without stockholder approval or ratification at any time. Unless sooner terminated, the plan will terminate on March 3, 2016. The Board may amend or modify the plan at any time, subject to any required stockholder approval. To the extent required by applicable law or regulation, stockholder approval will be required for any amendment that:

  •
  materially increases the number of shares available for issuance under the plan,

  •
  materially expands the class of individuals eligible to receive equity awards under the plan,

  •
  materially increases the benefits accruing to the participants under the plan or materially reduces the price at which shares of common stock may be issued or purchased under the plan,

  •
  materially extends the term of the plan, or

  •
  expands the types of awards available for issuance under the plan.

        The Board also may submit to stockholders any other amendment to the plan intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

        The following is a summary of the principal United States federal income taxation consequences to participants and Synopsys with respect to participation in the 2006 Employee Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

        Incentive Stock Options.    Incentive stock options granted under the 2006 Employee Plan are intended to qualify for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal ordinary income tax consequences to the participant or Synopsys by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax (AMT) liability, if any.

        The difference between the exercise price and fair market value of the incentive stock option shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is currently 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.

        If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a "qualifying disposition") will be a long-term capital gain or loss. Upon such a qualifying disposition, Synopsys will not be entitled to any income tax deduction.

        Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year after exercise.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Synopsys will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

        Non-Statutory Stock Options.    No taxable income is recognized by a participant upon the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, Synopsys will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant. Synopsys will be required to satisfy certain tax withholding requirements applicable to such income.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after exercise.

        Restricted Stock Awards.    Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. Synopsys will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

        However, if the shares issued upon the grant of a restricted stock award are unvested and subject to repurchase by Synopsys in the event of the participant's termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when Synopsys' repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the repurchase right lapses, over (b) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (a) the fair market value of the shares on the date of issuance, over (b) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. The participant and Synopsys will be required to satisfy certain tax withholding requirements applicable to such income. Synopsys will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

        Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting)

of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

        Restricted Stock Unit Awards.    No taxable income is recognized upon receipt of a restricted stock unit award. The participant will generally recognize ordinary income in the year in which the shares subject to that unit are actually vested and issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and Synopsys will be required to satisfy certain tax withholding requirements applicable to such income. Synopsys will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

        Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Synopsys is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, Synopsys will be entitled (subject to the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction in the year in which such ordinary income is recognized by the participant.

        Potential Limitation on Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to each covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Synopsys, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation.

                Options and Stock Appreciation Rights.    In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are granted by a compensation committee or committee of the Board comprised solely of "outside directors," (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the per-employee limitation is approved by our stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that all options and stock appreciation rights granted under the 2006 Employee Plan qualify as performance-based compensation that is exempt from the $1,000,000 deduction limitation.

                Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards and Performance Cash Awards.    Compensation attributable to restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards will qualify as performance-based compensation, provided that: (a) the award is granted by a compensation committee comprised solely of "outside directors," (b) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (c) the compensation committee certifies in writing prior to the grant or vesting of the award that the performance goal has been satisfied, and (d) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

 PROPOSAL 3

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board (the "Audit Committee") has appointed KPMG LLP, our independent registered public accounting firm, to audit our consolidated financial statements for fiscal 2009. KPMG LLP has audited our consolidated financial statements since fiscal 1992. Stockholders are being asked to ratify the Audit Committee's appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2009.

        We expect that a KPMG LLP representative will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

        Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast at a duly held stockholders' meeting at which there is a quorum. Stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of Synopsys and our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

Principal Accountant Fees and Services

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for fiscal 2008 and 2007, and fees billed for all other services rendered by KPMG LLP during such fiscal years.

	Year Ended October 31,
	2008	2007
	(in thousands)
Audit fees	$3,540	$3,526
Audit-related fees(1)	243	—
Tax fees(2)	18	52
All other fees	—	—

Total fees	$3,801	$3,578

(1)
Consists of fees for due diligence services.

(2)
Consists of fees for assistance with state tax proceedings and international tax compliance services relating to certain foreign subsidiaries.

Audit Committee Pre-Approval Policies and Procedures

        As required by Section 10A(i)(1) of the Exchange Act, all audit and non-audit services to be performed by our principal accountants must be approved in advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to our principal accountants which are subsequently ratified by the Audit Committee (the "De Minimus Exception"). In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services, provided the Chairperson subsequently report the details of the services to the full Audit Committee. None of the non-audit services performed by KPMG LLP during fiscal 2008 and 2007 were performed pursuant to the De Minimus Exception.

 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

        In this section, we analyze the material elements of our compensation program for our named executive officers, who are identified in the Summary Compensation Table on page 34 of this Proxy Statement. This discussion is intended to provide the context necessary to understand the compensation of these senior executives, which is detailed in the tables and narratives that follow.

  Our Compensation Philosophy and Objectives

        Our executive compensation program is designed to attract, motivate, reward and retain talented individuals who are essential to our continued technology leadership and business success, with the ultimate aim of increasing stockholder value. Our Compensation Committee determines the form and amount of compensation for our named executive officers with the following guiding principles in mind:

  •
  Provide compensation that is sufficiently competitive in our industry and geography so that we attract and retain high-quality executive officers;

  •
  Create financial incentives for executives to achieve our challenging business plans and strategic objectives;

  •
  Motivate executives to deliver results above our plan targets;

  •
  Align the interests of executives and our stockholders using performance-based incentives, while minimizing stockholder dilution;

  •
  Reinforce a culture of accountability and excellence; and

  •
  Promote teamwork among our executive team.

  Compensation Setting Process

        Our Compensation Committee determines all aspects of compensation for our named executive officers. Information about the Compensation Committee is provided on page 48 under the heading "Board Meetings and Committees."

        Compensation Decision Timeline.    In the first quarter of each fiscal year, the Compensation Committee determines compensation targets, base salaries, incentive plan design, and incentive plan performance goals for that year. The Compensation Committee also determines the degree to which our named executive officers have earned incentive compensation for the preceding fiscal year, based on its review of our financial results for the year.

        Decision Framework.    Because the Compensation Committee considers the competitiveness of its executive compensation program a key objective of the program, it evaluates market information about the compensation of executive officers at similar-sized companies facing similarly complex business challenges. The market data is used as a guide, against which the Compensation Committee evaluates the compensation of each of the named executive officers in light of the executive's scope of responsibility, domain expertise and business knowledge. This process allows the Compensation Committee to set compensation at levels it believes are appropriate to retain and motivate our executive officers.

        Our human resources executive compensation team gathers data for the Compensation Committee through two sources of information about comparative pay practices. The primary source of information is the Radford Executive Compensation Survey, from which we collect data for base salary, target annual bonuses and equity compensation for various positions at our peer group companies. We also review data, provided by Equilar, Inc., on the actual base salaries, annual bonuses and equity compensation paid for various positions at our peer group companies. Once the data is validated, it is blended to produce the 50th percentile information that the Compensation Committee uses to guide determination of target pay for named executive officers.

        The Compensation Committee selects our peer group of companies for executive compensation purposes on an annual basis, with input from an independent consultant (described below). The peer group is intended to be a group of companies with businesses that are similar to Synopsys in scale and complexity. In fiscal 2008, the Compensation Committee selected peer group companies that are semiconductor or software companies, other than Internet and/or gaming software companies, with revenue of between $700 million and $3.0 billion (given that revenue is generally indicative of organizational complexity), which was approximately 0.5 to 2.0 times the Company's projected revenue for fiscal 2008. This revenue range is higher than the $650 million to $2.5 billion ranges the Compensation Committee used in fiscal 2007, reflecting the projected growth of our revenue. Our revenue for fiscal 2007 was $1.213 billion and our revenue for fiscal 2008 was $1.334 billion. The companies that comprised the peer group for fiscal 2008 executive compensation purposes were:

Altera Corporation Autodesk, Inc. BEA Systems, Inc. BMC Software, Inc. Cadence Design Systems, Inc. Citrix Systems, Inc. Cypress Semiconductor Corporation Integrated Device Technology	Intuit, Inc. KLA Tencor Corporation LAM Research Corporation Linear Technology Corporation LSI Corporation Marvell Technology Corporation McAfee, Inc. Mentor Graphics Corporation	Microchip Technology Corporation Novell, Inc. Novellus Systems, Inc. Parametric Technology Corporation Sybase, Inc. VeriSign, Inc. Xilinx, Inc.

        Benchmarking.    In fiscal 2008 the Compensation Committee generally used the median, or 50th percentile, of compensation for similar positions at our peer group of companies as a reference in determining our named executive officer compensation. The Compensation Committee believes that total direct compensation (base salary, cash-based incentives, and equity compensation) for our named executive officers should be approximately the 50th percentile of peer group data for target performance. The Compensation Committee may elect to set total direct compensation above or below this benchmark, based upon performance, position, experience and budget. The Compensation Committee established total direct compensation targets for our named executive officers using the 50th percentile of our peer group as a guide because we believe it accurately reflects pay practices for comparable executive positions in similarly sized companies. The Compensation Committee then establishes actual pay targets for individual executives based on their unique set of responsibilities, including the size of business unit or department that the executive manages, the complexity of the position and our compensation philosophy. For example, the committee believes that pay-for-performance elements of our executive compensation program should be emphasized, because they align the interests of our executives with the interests of Synopsys and our stockholders. So, achieving better-than-expected financial results should generally translate into bonuses for our executives above the 50th percentile. Accordingly, under our cash incentive plan, achieving results that are below the target level (less than 90% of target) results in no bonus payment, achieving the target level results in bonuses at or around the 50th percentile, and achieving results above target (up to 120% of target) results in larger bonuses. In addition, using the market 50th percentile as a guide, the Compensation Committee establishes total cash compensation (base salary plus target bonus) and determines the number of stock options and restricted stock units to be granted to each named executive officer based on the aggregate value of such equity. While the Compensation Committee reviews the realized or unrealized value of prior equity awards, it determines the target economic value of equity awards with reference to our peer group benchmark on an annual basis. The Compensation Committee closely reviews our performance relative to that of our peer group in order to ensure that benchmark information considered in establishing equity compensation accurately reflects current market conditions. The Compensation Committee believes that annual equity awards create strong incentives to drive future stockholder return.

        Decision Support.    Since September 2006, Radford Surveys + Consulting, a division of Aon Corporation ("Radford"), has served as the Compensation Committee's compensation consultant, reporting directly and solely to the committee. Synopsys pays the fees for Radford's services to the Compensation Committee. For fiscal 2008, Radford's services for the Compensation Committee included the following: (1) providing compensation survey data to the Compensation Committee for purposes of assisting in the benchmarking of executive compensation, (2) reviewing the executive compensation data collected on behalf of the Compensation Committee by our human resources group for accuracy, (3) helping the Compensation Committee interpret the various sets of compensation data, (4) providing Radford's views on the reasonableness and effectiveness of our executive officer compensation levels and programs, (5) assisting in the selection of our peer group companies and applicable benchmarks, and (6) assisting in the review of certain compensation-related information in this Proxy Statement. Radford also informs the Compensation Committee about emerging compensation trends in the market that may not yet be reflected in the compensation data. Radford provides written reports for the Compensation Committee and attends committee meetings to respond to questions. Radford works closely with our human resources department and management to gain access to company data and review our compensation practices and philosophy. Radford reviews management's proposals to ensure appropriate analysis and information are provided to the Compensation Committee to assist in the compensation decision-making process. Radford also provides Synopsys with benchmarking information regarding general employee compensation. During fiscal 2008, approximately 75% of the total fees paid by Synopsys to Radford were for its professional services to our Compensation Committee and the remaining fees were for benchmarking data provided to our management regarding general employee compensation. The Compensation Committee has reviewed Radford's consulting services to management and has determined that these services do not constitute a conflict of interest or prevent Radford from being objective in its work for the Compensation Committee.

        The Compensation Committee also reviews performance assessments and suggested compensation targets for the named executive officers that are provided by our Chief Executive Officer, President and Chief Operating Officer, and our Senior Vice President of Human Resources. To assess the Chief Executive Officer's performance, the Compensation Committee oversees a comprehensive assessment process conducted by the Senior Vice President of Human Resources and summarized by Compensation Committee members. Our Chief Executive Officer is not present for Compensation Committee discussions about his compensation, and does not influence the decision process or outcome.

        Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the amount of compensation for certain highly compensated officers that we may deduct for federal income tax purposes in any one year. The Compensation Committee has determined not to limit executive compensation to amounts that are deductible under Section 162(m). However, in fiscal 2008, the Compensation Committee granted annual cash-based incentive awards, performance-based restricted stock units, and options that were intended to qualify as "performance-based compensation" within the meaning of Section 162(m) and therefore exempt from the deduction limit.

  Elements of Executive Compensation

        Our executive compensation program includes the following elements:

  •
  Base salary;

  •
  Annual cash-based incentive awards; and

  •
  Equity-based awards.

        In addition, we provide broad-based employee benefits (including participation in our employee stock purchase plan) and severance and change of control benefits to our named executive officers, but the Compensation Committee does not consider these benefits or amounts when making determinations about the other elements of our executive compensation program.

  Base Salary

        Base salary is cash compensation paid to executive officers throughout the year, regardless of corporate performance or stockholder returns. The Compensation Committee believes that base salary should be set at levels that are sufficient to attract and retain strong talent in a competitive market for executives. To set base salaries, the Compensation Committee reviews peer group base salary data and considers factors such as: the executive's position, responsibility level, experience, and objectives for the ensuing year; the executive's past performance, business group and individual objectives; and the executive officer's base compensation relative to other Synopsys executive officers and employees. Using market data of 50th percentile annual cash compensation as a guide, the Compensation Committee also considers both base salary and the potential annual cash-based incentives to determine the annual target cash compensation for our named executive officers. In fiscal 2008, the base salaries for our named executive officers other than our Chief Executive Officer were at or near the 50th percentile for base salaries of similar positions in our peer group.

        With respect to the compensation of Dr. de Geus, our Chief Executive Officer, the Compensation Committee applied a pay-for-performance approach that is unique to his role as our chief executive officer. The Compensation Committee set his total cash compensation at a level intended to deliver total cash at approximately the 50th percentile for chief executive officers in our peer group, but with an emphasis on cash incentives over base salary. For fiscal 2008, the Compensation Committee set Dr. de Geus' base salary below the 25th percentile relative to the peer group, and provided cash incentive compensation targeted between the 50th and 75th percentiles for total target cash compensation. We believe the pay mix is appropriate because it motivates our Chief Executive Officer to achieve targets for our business that the Compensation Committee sets at levels intended to be aligned with the interests of stockholders. In fiscal 2008, the Compensation Committee approved a base salary increase of $50,000 (an 11% increase over fiscal 2007) for Dr. de Geus, while maintaining his total targeted cash compensation at approximately the 50th percentile of peer group chief executive officer compensation. Radford performed a comprehensive review of our Chief Executive Officer's compensation on behalf of the Compensation Committee. Dr. de Geus' base salary remains below the 25th percentile relative to peer group data. As chief executive officer pay practices within our peer group evolve, the Compensation Committee will continue to evaluate Dr. de Geus' compensation in light of its desired pay-for-performance approach.

  Annual Cash-Based Incentive Awards

        The Compensation Committee uses cash-based incentive awards to reward our named executive officers for performance that is aligned with the interests of our stockholders, as measured by annual financial targets set by the committee. For fiscal 2008, the Compensation Committee selected company-level financial targets for our named executive officers in order to focus executive attention on attaining our financial objectives and to foster teamwork among the members of our management team.

        Target incentive compensation (incentive compensation payable if the specified performance metrics are 100% achieved) is expressed as a percentage of the named executive officer's annual base salary. For fiscal 2008, target incentive compensation for each of the named executive officers was set at the following percentages of their annual base salary:

Name	Title	Target Incentive Compensation (percentage of annual base salary)
Aart J. de Geus	Chief Executive Officer	240%
Chi-Foon Chan	President and Chief Operating Officer	170%
Brian M. Beattie	Chief Financial Officer	125%
Antun Domic	Senior Vice President and General Manager, Implementation Group	80%
Joseph W. Logan	Senior Vice President, Worldwide Sales	145%

        As discussed above, the Compensation Committee set the target cash incentive compensation for Dr. de Geus above the 50th percentile of our peer group, and base salary lower than the 25th percentile, as part of our pay-for-performance approach. The Compensation Committee believes that placing a large percentage of Dr. de Geus' total cash compensation "at risk" promotes our pay-for-performance philosophy by aligning his incentive to lead Synopsys to achieve its overall business objectives and increasing stockholder value. Dr. de Geus' total cash compensation, assuming our business objectives are achieved, remains consistent with the 50th percentile of our peer group of companies.

        The performance criteria for our cash incentive compensation for named executive officers set forth in our 2008 Executive Incentive Plan ("Executive Plan") are as follows:

Performance Criteria	Weight	Target	Achieved
Fiscal 2008 Revenue	33.33%	$1.334B	$1.337B
Fiscal 2008 Non-GAAP Operating Margin*	33.33%	23.2%	23.2%
Fiscal 2009 Revenue Backlog**	33.34%	****	****
Fiscal 2010 Revenue Backlog***	***	****	****

*
GAAP operating margin adjusted to eliminate the effect of share-based compensation, the amortization of acquired intangible assets, in-process research and development charges, facilities realignment charges, and other significant items.

**
Represents the portion of total backlog that we expect (as of the close of fiscal 2008) to recognize as revenue in fiscal year 2009.

***
Represents the portion of total backlog that we expect (as of the close of fiscal 2008) to recognize as revenue in fiscal year 2010. Failure to achieve this target does not adversely affect incentive payments.

****
Confidential.

        The Compensation Committee considered these performance criteria the best indicators of financial performance and prospects for Synopsys. The Compensation Committee seeks to encourage attention to both current year performance and near-term future revenue, and it weighted these criteria equally to encourage management to focus primarily on current financial goals while also being highly motivated to achieve near-term future benefits for Synopsys. The Compensation Committee selected fiscal 2008 revenue and fiscal 2008 non-GAAP operating margin as performance measures because they indicate current year performance. It selected fiscal 2009 revenue backlog as a performance measure because it indicates near-term future revenue. The Compensation Committee selected fiscal 2010 revenue backlog as an additional performance measure to encourage attention to revenue predictability in the longer term and adherence to our predictable business model. The fiscal 2010 revenue backlog performance measure serves only to offer increased awards in the event such measures are achieved, but does not serve to reduce an award for failure to attain such measure.

        The Compensation Committee set specific targets for each of the Executive Plan performance criteria based on our Board-approved business operating plan. Disclosure of our confidential future revenue backlog performance targets under our Executive Plan would cause competitive harm to Synopsys. The Compensation Committee set targets that it believed should be achievable in the absence of changes in overall economic conditions, while also delivering significant performance improvement over the prior year. In the past three fiscal years, Executive Plan targets for the following year revenue backlog were achieved.

        As noted above, each incentive compensation amount under our Executive Plan is paid based upon the level of achievement of each performance target. If the level of weighted achievement for fiscal 2008 revenue, fiscal 2008 non-GAAP operating margin and fiscal 2009 revenue backlog, in the aggregate, was below 90% of target, no bonus would be paid. The Committee set a threshold of 90%, which is more stringent than thresholds of many similar-sized companies, because of its commitment to provide financial rewards to executive officers only when important business objectives are achieved or largely achieved. The financial performance required for bonus payouts to named executive officers was set higher than it was for non-executive employees. Pursuant to the Executive Plan, as performance exceeded the threshold, the percentage of bonus earned would increase, and once performance exceeded 100%, the percentage of bonus earned would accelerate. For example, at 90% weighted achievement, 50% of bonus would be earned, at 100% of target, 100% of bonus would be earned, and at 110% weighted achievement, 157% of target bonus would be earned. The maximum percentage of target bonus payable under the Executive Plan was the lesser of 200% of such target bonus or $2 million. Additional bonus amounts could be earned by named executive officers to the extent the fiscal 2010 revenue backlog target was achieved or exceeded, but not in excess of 200% of the target bonus or $2 million, whichever is less. The Compensation Committee believes this bonus structure encourages our executive officers to maximize their efforts to achieve outstanding results.

        In December 2008, the Compensation Committee determined that the level of weighted achievement for fiscal 2008 revenue, fiscal 2008 non-GAAP operating margin and fiscal 2009 revenue backlog, in the aggregate, was 100.7%. In addition, the Compensation Committee determined that we achieved 102.5% of our fiscal 2010 revenue backlog target. For fiscal 2008, the Compensation Committee retained the right to reduce individual bonus payments, based upon individual or business group performance factors, but decided not to modify Executive Plan bonuses for our named executive officers due to our achievement of targets under difficult economic conditions and our performance relative to that of our primary competitors. Pursuant to the bonus payout formula in the Executive Plan, the target and actual bonuses paid to our named executive officers in fiscal 2008 were as follows:

Name	Fiscal 2008 Target Bonus	Fiscal 2008 Actual Bonus Paid
Aart J. de Geus	$1,200,000	$1,415,800
Chi-Foon Chan	$765,000	$902,600
Brian M. Beattie	$500,000	$589,900
Antun Domic	$312,000	$368,100
Joseph W. Logan	$517,940	$611,100

  Equity-Based Awards

        The Compensation Committee uses equity awards primarily to motivate our named executive officers to realize benefits from longer-term strategies that increase stockholder value, and to promote commitment and retention. Equity awards generally vest over four years, which the Compensation

Committee believes encourages retention of key leadership while aligning their interests with the interest of stockholders with respect to business growth and stock price appreciation.

        In fiscal 2008, the Compensation Committee granted stock options to executive officers. The Compensation Committee believes that stock options generally are an important form of long-term incentive compensation because they align the executive officer's interests with the interests of stockholders, since the options have value only if our stock price increases over time. The Compensation Committee also observed that awards of restricted stock units are increasingly common at our peer group companies and have a retention effect because they have value even if our stock price declines. On the other hand, restricted stock units with ordinary time-based vesting are not in line with our overall philosophy of pay for performance. Therefore, in the first quarter of fiscal 2008, the Compensation Committee granted restricted stock units to our named executive officers that would vest in part if we attained $242.6 million of non-GAAP net income for fiscal 2008. Thereafter, the restricted stock units would remain subject to time-based vesting. Because the fiscal 2008 non-GAAP net income target was achieved, 25% of the restricted stock units vested on the date that we reported our financial results for fiscal 2008, and the remainder will vest in three equal annual installments, so long as the executive officer remains our employee. If we had not achieved our non-GAAP net income target, the entire restricted stock unit award would have expired immediately.

        From time to time, the Compensation Committee may consider circumstances that warrant the grant of additional time-based restricted stock units. Examples of these circumstances include, among others, attracting a new executive to the team; recognizing a promotion to the executive team; retention; and rewarding outstanding long-term contributions.

        The Compensation Committee establishes an annual equity budget as a way to manage grants of equity incentives and to ensure moderate stockholder dilution. The aggregate number of stock options and restricted stock units granted to named executive officers was based on a target equity value. As noted above under "Benchmarking," we generally use the target equity value of stock options and restricted stock units combined to set total equity-based compensation at the desired 50th percentile level for each named executive officer. While the Compensation Committee reviews the realized or unrealized value of prior equity awards, it determines the target economic value of equity awards with reference to our peer group benchmark on an annual basis. The Compensation Committee believes that annual equity awards create strong incentives to drive future stockholder return.

        The Compensation Committee sets the exercise price of a stock option as the closing price of our common stock on the NASDAQ Global Select Market on the date of the pre-scheduled Compensation Committee meeting at which the option is granted. However, in December 2007, the pre-scheduled Compensation Committee meeting was three days prior to our release of fiscal 2007 annual financial results. As a result, the Compensation Committee approved the grant of the stock options prior to the release of our financial results, but set the stock option exercise price at the closing price of our common stock on the NASDAQ Global Select Market on the second trading date following the release of those financial results. On the date of the Compensation Committee meeting, the closing price of our common stock was $23.99; the exercise price of the stock options granted at that meeting was set at $27.14, the closing price of our common stock two days after the release of our fiscal 2007 annual financial results.

  Compensation Recovery Policy

        In December 2008, our Board of Directors adopted the Compensation Recovery Policy, pursuant to which members of management may be required to return compensation received if such amounts were paid due to financial results that later had to be restated. The Compensation Recovery Policy provides that to the extent the Board in its sole discretion determines appropriate, and to the extent permitted by law, Synopsys may require reimbursement of all or a portion of any bonus, incentive payment, commission, equity-based award or other compensation granted or received after January 1, 2009, by any individual who was a "Section 16 Officer" or members of our "Corporate Staff" when such compensation is granted or received, where (1) the compensation was based upon achieving certain financial results that were subsequently the subject of a substantial restatement of our financial statements filed with the Securities and Exchange Commission, and (2) less compensation would have been earned by the key employee based upon the restated financial results. A "Section 16 Officer" refers to an individual designated as such by the Board of Directors who is subject to liability, reporting and other requirements pursuant to Section 16 of the Securities Exchange Act of 1934, as amended. A member of our "Corporate Staff" refers to certain individuals who were executive officers during fiscal 2008.

        This policy is in addition to any other remedies available to Synopsys under applicable law.

  Employee Stock Purchase Plan and Other Benefits

        Employee Stock Purchase Plan.    Our named executive officers are eligible to participate in our Employee Stock Purchase Plan, a broad-based plan that enables eligible employees to purchase shares of our common stock at a discounted price. The plan qualifies under Section 423 of the Internal Revenue Code and is therefore required to be made available to all U.S. employees, including executive officers, serving the requisite numbers of hours. The plan permits employees to acquire shares of our common stock through periodic payroll deductions of up to 10% of total cash compensation or a maximum of $7,500 per six-month purchase period. The price per share at which participating employees may purchase our common stock is 85% of the lesser of the fair market value of the shares at the beginning of a rolling two-year offering period or the end of each six-month purchase period, subject to a plan limit on the number of shares that may be purchased in a purchase period.

        Tax-Qualified 401(k) Retirement Plan.    Our named executive officers are eligible to participate in our tax-qualified 401(k) retirement plan on the same terms as other employees. We contribute $0.40 for every dollar an employee contributes to the plan, up to a maximum contribution of $1,500 per year.

        Deferred Compensation Plans.    Although executive officers are eligible to participate in our tax-qualified 401(k) retirement plan, the Internal Revenue Code limits the dollar amounts of deferrals and contributions by us that can be made to plan accounts. To compensate for these limitations, which apply in practice to more highly-compensated employees, the Committee established a deferred compensation program, administered through two deferred compensation plans, under which executive officers may elect to defer up to 50% of their base salary compensation and up to 100% of their annual bonus. Distributions from the deferred compensation plans are generally payable upon termination of employment over five to 15 years or as a lump sum payment at the option of the employee. Since the inception of the program, we have not made any matching or discretionary contributions to the plans. There are no provisions that provide for any guarantee or minimum return on investments. Undistributed amounts under the plans are subject to the claims of our creditors. The Committee offers this benefit to our named executive officers and other eligible employees because it provides a tax benefit for the participating employees at a relatively low cost to us and is a competitive benefit provided by a number of our peer companies.

        Health and Welfare Benefits.    We provide certain other employee benefits consisting of programs for employees generally, including health benefits, life insurance and other welfare benefits. We also pay whole life insurance premiums on behalf of certain executive officers in connection with an insurance component of our deferred compensation plans in order to obtain certain tax benefits for us.

  Severance and Change of Control Benefits

        Equity Plans.    Our equity plans provide that the vesting of equity awards for all employees accelerate in the event they are not assumed, continued or substituted by the surviving or acquiring company following specified corporate transactions, including a sale or other disposition of more than 50% of our outstanding securities, a sale or disposition of all or substantially all of our assets, a merger or consolidation after which we are not the surviving corporation, or a merger or consolidation after which we are the surviving corporation, but our outstanding shares are converted into other property.

        Executive Change of Control Severance Benefit Plan.    Our Executive Change of Control Severance Benefit Plan, or Change of Control Plan, which was originally approved by our Board of Directors in fiscal 2006, provides for compensation to certain key employees (other than Dr. de Geus and Dr. Chan) in the event of a qualifying termination of employment in connection with a "change of control" of Synopsys. The purpose of this plan is to protect the interests of our executives while encouraging them to continue to fulfill our objectives during and following a change of control. The Change of Control Plan was amended and restated in May 2008, among other things to bring the plan into compliance with Section 409A of the Code. The Change of Control Plan was amended and restated in December 2008 to clarify that our current executive officers, certain prior executive officers and our Chief Accounting Officer continue to be eligible to participate in the plan.

        We believe that the protections afforded under the Change of Control Plan help us recruit and retain key employees and that they are consistent with those offered by the companies in our peer group. The Change of Control Plan has a "double trigger," providing benefits only if the executive's employment with us is terminated without "cause" within 30 days before or 12 months after a change of control or there is a "constructive termination" of the executive's employment within 12 months after a change of control. The benefits consist of (in addition to any unpaid salary, bonus or benefits to which the executive otherwise is entitled): a cash severance payment equal to one year of base salary; one to two times the executive's target annual bonus, depending upon the timing of the termination within our fiscal year; a cash payment equal to the estimated cost of health care premiums for one year; and full acceleration of all unvested stock options and other equity awards held by the executive at the time of termination. The Change of Control Plan does not provide any benefits if the executive's employment termination is voluntary or for cause.

        Under the Change of Control Plan, "cause" for termination generally means an executive's commission of certain acts of dishonesty, negligence or willful misconduct, commission of a felony or an act of moral turpitude, or continuing failure to perform his or her job duties or to fulfill his or her obligations to the Company. A constructive termination is an executive's resignation within 60 days following a reduction in duties, salary, authority or responsibilities, or a relocation of more than 75 miles, in each case without the executive's consent.

        A change of control is defined generally under the Change of Control Plan as the acquisition by a third party of more than 50% of the voting power of our outstanding voting securities; a merger or consolidation after which our stockholders do not own at least 50% of the voting power of the new entity or its parent in each case in the same proportion as their ownership of our voting securities immediately prior to the transaction; the approval by our stockholders or board of directors of a plan of complete dissolution or liquidation or a complete dissolution or liquidation otherwise occurs; a disposition of all or substantially all of our assets other than to an entity of which more than 50% of the voting securities are owned by stockholders of the Company; or members of our board of directors (including new directors approved or recommended by a majority of the board) cease to constitute at least a majority of the board.

        An executive must sign a severance agreement and a release and, upon the written request of Synopsys or the surviving corporation in the change of control, enter into an 18-month non-competition agreement in order to receive benefits should a qualifying termination occur. In addition, benefits provided to our executives under the Change of Control Plan are subject to immediate termination and return by the executive in the event of certain actions by the executive, including the executive's breach of our proprietary information or confidentiality agreement, breach of certain non-solicitation and non-compete agreements, or interference with any existing business relationship with our customers, suppliers, or other third parties.

        Change of Control Arrangements for Aart de Geus and Chi-Foon Chan.    Our change of control arrangements with Dr. de Geus and Dr. Chan are included in their respective employment agreements and accordingly they do not participate in the Change of Control Plan. These agreements were originally entered into with Dr. de Geus and Dr. Chan in fiscal 1997 to provide them additional financial security and thereby retain their services in the event of a change of control of Synopsys. The agreements were amended and restated in May 2008 to bring the agreements into compliance with Section 409A of the Code, as amended, and to harmonize the treatment of equity awards held by our two top executives with the treatment of similar awards held by our other executives. The effect of this harmonization is that in the event of a qualifying termination of employment following a Synopsys change in control, all unvested equity awards held by Dr. de Geus and Dr. Chan will immediately become fully vested. Each agreement provides that, in the event of an "involuntary termination" other than for "cause" within 24 months following a Synopsys change of control, the executive will receive: a cash payment equal to two times his base compensation for the current fiscal year or the immediately preceding fiscal year, whichever is greater; a cash payment equal to two times his target incentive for the current fiscal year or, if there is no target incentive in effect for the current fiscal year, the highest target incentive in the preceding three fiscal years; the estimated cash value of his health care premiums for 18 months; and full acceleration of all unvested stock options and other equity awards. The executive must sign a release of claims in order to receive any severance payments.

        Dr. de Geus and Dr. Chan's agreements also provide for severance benefits in the event of an "involuntary termination" other than for "cause" outside the 24-month period following a change of control. In this event, the executive would receive: a cash payment equal to his base compensation during the fiscal year or immediately preceding fiscal year, whichever is greater; a cash payment equal to the target incentive then in effect or, if there is no target incentive in effect for such year, the highest target incentive in the three preceding years provided the executive does not engage in misconduct (generally conduct harmful to our interests, including disclosure of confidential information, disparagement or direct competition) for six months following the termination date; and the estimated cash value of his health care premiums for 12 months. Dr. de Geus and Dr. Chan must sign a release in order to receive benefits should a qualifying termination occur. The agreements do not provide any benefits if the termination is voluntary or for cause.

        Under these agreements, "cause" for termination has a similar meaning as it does under the Change of Control Plan, and an "involuntary termination" includes, in addition to any termination not for cause, a reduction in duties, authority, responsibilities, reporting relationship or base compensation, a relocation of more than 50 miles, a material breach of the agreement by Synopsys or any successor, or the failure of Synopsys to obtain the assumption of the agreement by a successor.

        A "change of control" is defined generally under the agreements as the acquisition by a third party of 50% of the voting power of our outstanding voting securities; a merger or consolidation after which our stockholders do not own at least 50% of the voting power of the new entity or its parent; the approval by our stockholders of a plan of complete liquidation of Synopsys or of an agreement for the sale or disposition of all or substantially of our assets, or, during a two-year period, members of our board of directors (including new directors approved or recommended by a majority the board) cease to constitute at least a majority of the board.

        The Compensation Committee reviewed the benefits of our severance and change of control benefits, and discussed the appropriateness of these agreements with its independent compensation consultants.

Share Ownership Guidelines

        In order to align the interests of management with the interests of our stockholders, our Board of Directors adopted stock ownership guidelines in fiscal 2003. These guidelines recommend that covered officers achieve share ownership levels within four years of appointment and hold those shares so long as they serve in such positions as follows: Chief Executive Officer—50,000 shares; President and Chief Operating Officer—25,000 shares; and Chief Financial Officer and all senior vice presidents—10,000 shares.

        Covered officers may acquire shares through stock option exercises, vesting of restricted stock units, purchases under our employee stock purchase plan, open market purchases made in compliance with applicable securities laws and our insider trading policy, or acquisitions under any other equity plans we may adopt from time to time. Each covered officer is expected to meet the applicable guidelines within four years of becoming a covered officer. The guidelines do not require any covered officer to exercise stock options or to purchase shares of our common stock on the open market solely to meet these guidelines. However, when stock options are exercised or shares are purchased under our employee stock purchase plan, the guidelines recommend that the covered officer retain a number of shares of common stock equal to the lesser of 25% of the net value of shares of common stock acquired or vested (after deducting the exercise price, if any, and taxes at an assumed tax rate), or a number of shares necessary to reach such officer's applicable common stock ownership guideline amount. At fiscal year end, and to date, each named executive officer either holds the requisite number of shares or has not yet served for four years. Accordingly, all named executive officers are in compliance with the stock ownership guidelines.

 SUMMARY COMPENSATION TABLE

        The following table shows compensation awarded to, paid to, or earned by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers, as determined by reference to compensation for fiscal 2008, for services performed during fiscal 2008 and fiscal 2007. We refer to these executive officers as our "named executive officers" in this Proxy Statement.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)(3)
Aart J. de Geus	2008	$500,000	$—	$861,244	$1,714,311	$1,415,800	(4)	$1,500	(6)	$4,492,855
Chief Executive Officer	2007	$458,654	—	$320,458	$1,849,768	$1,610,000	(5)	$1,500	(6)	$4,240,380
Chi-Foon Chan	2008	$450,000	—	$429,814	$993,067	$902,600	(4)	$60,731	(7)	$2,836,212
President and Chief Operating Officer	2007	$428,077	—	$148,360	$1,173,538	$1,080,000	(5)	$16,840	(7)	$2,846,815
Brian M. Beattie	2008	$400,000	—	$322,961	$833,267	$589,900	(4)	$1,500	(6)	$2,147,628
Chief Financial Officer	2007	$382,212	—	$142,426	$832,094	$578,000	(5)	$1,500	(6)	$1,936,232
Antun Domic(8)	2008	$390,000	—	$194,223	$602,925	$368,100	(4)	$50,489	(9)	$1,605,737
Senior Vice President and General Manager, Implementation Group	2007	$377,115	—	$83,082	$825,727	$432,000	(5)	$14,397	(9)	$1,732,321
Joseph W. Logan(10)	2008	$357,200	—	$194,223	$326,513	$611,100	(4)	$43,666	(11)	$1,532,702
Senior Vice President, Worldwide Sales

(1)
There were 52 weeks in fiscal 2008 and 53 weeks in fiscal 2007. Reported amounts in this table represent 52 weeks of payments for fiscal 2008 and 53 weeks of payments for fiscal 2007, respectively, to each named executive officer. Accordingly, for fiscal 2007, such payments represent an amount larger than their annual base salary due to the additional week.

(2)
The dollar amounts shown for stock awards and option awards represent the dollar amount of those awards recognized for financial statement reporting purposes with respect to fiscal 2008 and fiscal 2007 in compliance with Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment" ("SFAS 123R") for restricted stock awards and option awards that vested in fiscal 2008 and fiscal 2007. These amounts reflect our accounting expense for these awards and do not reflect whether the executive officers have actually realized a financial benefit from the awards. For information on the assumptions used to calculate the value of the awards, refer to Note 8 to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as filed with the SEC on December 22, 2008. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)
Amounts exclude nonqualified deferred compensation earnings because we do not regard the returns from the investment alternatives selected by the executive for such earnings to be above-market or preferential as they are generally consistent with the types of investment opportunities provided to our employees under the tax-qualified 401(k) plan and Synopsys does not supplement or guarantee the returns on amounts deferred.

(4)
Amounts consist of cash-based incentive compensation earned pursuant to the 2008 Executive Incentive Plan for services rendered in fiscal 2008.

(5)
Amounts consist of cash-based incentive compensation earned for services rendered in fiscal 2007. The amounts paid under the 2007 Executive Incentive Plan were $1,500,000 for Dr. de Geus, $1,000,000 for Dr. Chan, $525,000 for Mr. Beattie, and $385,000 for Dr. Domic. The amounts paid under the Operating Plan Incentive were $110,000 for Dr. de Geus, $80,000 for Dr. Chan, $53,000 for Mr. Beattie, and $47,000 for Dr. Domic.

(6)
Amount reflects matching contributions made by us under the tax-qualified 401(k) Plan, which provides for broad-based employee participation.

(7)
Amounts reflect $1,500 in matching contributions made by Synopsys in fiscal 2007 and fiscal 2008 under the tax-qualified 401(k) Plan which provides for broad-based employee participation as well as $15,340 in fiscal 2007 and $59,231 in fiscal 2008, respectively, relating to a whole life insurance premium paid on Dr. Chan's behalf. We pay this premium for certain executive officers in connection with an insurance component of our deferred compensation plans in order to obtain certain tax benefits for us. As a result, Dr. Chan forgoes life insurance coverage that we provide to our employees generally. The $15,340 for fiscal 2007 and the $59,231 for fiscal 2008, respectively, represents the pro rata portion of the aggregate premium allocated to Dr. Chan based on the portion of the total benefit payable in the event of his death. We are the largest beneficiary under this policy. Dr. Chan's beneficiaries would receive 2.5 times his annual salary in the event of his death.

(8)
Effective as of December 10, 2008, Dr. Domic is no longer an "officer" as defined in Rule 16a-1(f) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

(9)
Amounts reflect $1,500 in matching contributions made by Synopsys in fiscal 2007 and fiscal 2008 under the tax-qualified 401(k) Plan, which provides for broad-based employee participation as well as $12,897 in fiscal 2007 and $48,989 in fiscal 2008, respectively, relating to a whole life insurance premium paid on Dr. Domic's behalf. We pay this premium for certain executive officers in connection with an insurance component of our deferred compensation plans in order to obtain certain tax benefits for us. As a result, Dr. Domic forgoes life insurance coverage that we provide to our employees generally. The $12,897 for fiscal 2007 and the $48,989 for fiscal 2008, respectively, represents the pro rata portion of the aggregate premium allocated to Dr. Domic based on the portion of the total benefit payable in the event of his death. We are the largest beneficiary under this policy. Dr. Domic's beneficiaries would receive 2.5 times his annual salary in the event of his death.

(10)
Mr. Logan was not a named executive officer in fiscal 2007. Accordingly, compensation information for Mr. Logan is provided for only fiscal 2008.

(11)
Amount reflects $32,000 for certain relocation expenses, $9,687 for the reimbursement of taxes paid by Mr. Logan pursuant to Section 409A of the Code, a non-cash award of $479, and $1,500 in matching contributions made by Synopsys in fiscal 2008 under the tax-qualified 401(k) Plan, which provides for broad-based employee participation.

 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth certain information with respect to grants of plan-based awards in fiscal 2008 to our named executive officers, including cash awards and equity awards. The equity awards to our named executive officers in fiscal 2008 were granted under our 2006 Employee Equity Incentive Plan.

									All Other Option Awards: Number of Securities Underlying Options (#)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(1)					Grant Date Fair Value of Stock and Option Awards(6)
										Exercise Price of Option Awards ($/Sh)(5)
Name	Grant Date	Approval Date(2)	Threshold ($)	Target ($)(3)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Aart J. de Geus	12/4/2007	12/4/2007	—	$1,200,000	$2,000,000	—	—	—	—	—	—
	12/10/2007	12/4/2007	—	—	—	—	84,000	84,000	—	—	$2,279,760
	12/10/2007	12/4/2007	—	—	—	—	—	—	175,000	$27.14	$1,583,750
Chi-Foon Chan	12/4/2007	12/4/2007	—	$765,000	$1,530,000	—	—	—	—	—	—
	12/10/2007	12/4/2007	—	—	—	—	44,000	44,000	—	—	$1,194,160
	12/10/2007	12/4/2007	—	—	—	—	—	—	100,000	$27.14	$905,000
Brian M. Beattie	12/4/2007	12/4/2007	—	$500,000	$1,000,000	—	—	—	—	—	—
	12/10/2007	12/4/2007	—	—	—	—	27,500	27,500	—	—	$746,350
	12/10/2007	12/4/2007	—	—	—	—	—	—	60,000	$27.14	$543,000
Antun Domic	12/4/2007	12/4/2007	—	$312,000	$624,000	—	—	—	—	—	—
	12/10/2007	12/4/2007	—	—	—	—	17,000	17,000	—	—	$461,380
	12/10/2007	12/4/2007	—	—	—	—	—	—	35,000	$27.14	$316,750
Joseph W. Logan	12/4/2007	12/4/2007	—	$517,940	$1,035,880	—	—	—	—	—	—
	12/10/2007	12/4/2007	—	—	—	—	17,000	17,000	—	—	$461,380
	12/10/2007	12/4/2007	—	—	—	—	—	—	35,000	$27.14	$316,750

(1)
All stock awards identified in this column were performance shares that are eligible to vest only upon achievement of pre-established performance goals. Such awards are granted as restricted stock units and are converted into Synopsys common stock following vesting. The vesting criteria was achievement of $242.6 million of non-GAAP net income for fiscal 2008, as further described in the Compensation Discussion and Analysis section. This goal was achieved and, accordingly, 25% of the target awards vested subsequent to the fiscal year end, on December 3, 2008, and the remaining 75% are scheduled to vest in three equal, annual installments beginning on December 4, 2009, subject to the named executive officer's continued employment with us.

(2)
The Compensation Committee sets the exercise price of a stock option as the closing price of our common stock on the NASDAQ Global Select Market on the date of the pre-scheduled Compensation Committee meeting at which the option is granted. In December 2007, the pre-scheduled Compensation Committee meeting was three days prior to our release of fiscal 2007 annual financial results. As a result, the Compensation Committee approved the grant of the stock options prior to the release of our financial results, but set the stock option exercise price at the closing price of our common stock on the NASDAQ Global Select Market on the second trading date following the release of those financial results. On the date of the Compensation Committee meeting, the closing price of our common stock was $23.99; the exercise price of the stock options granted at that meeting was set at $27.14, the closing price of our common stock two days after the release of our fiscal 2007 annual financial results.

(3)
Amounts shown are possible payouts for fiscal 2008 under the Fiscal 2008 Executive Incentive Plan (the "Executive Incentive Plan"). Under the Executive Incentive Plan, bonuses paid to named executive officers are dependent on the level of achievement of each performance target. If the level of weighted achievement for certain performance targets in the aggregate is below 90% of target, no bonus is paid. The maximum amount shown is the lesser of $2 million or 200% of the target amount for each named executive officer, pursuant to the Executive Incentive Plan. Actual bonuses received by the named executive officers for fiscal 2008 are reported in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation."

(4)
1/16th of each of these non-statutory stock options vested on the three month anniversary of the grant date and will continue vesting as to 1/48th per month thereafter, subject to the named executive officer's continued employment with us.

(5)
Represents the closing price per share of our common stock as reported on the NASDAQ Global Select Market on December 10, 2007, the effective date of grant.

(6)
The dollar amounts shown for stock and option awards represent the fair value of the awards on the grant date. For information on the assumptions used to calculate the fair value of the awards, refer to Note 8 to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as filed with the SEC on December 22, 2008. These amounts do not correspond to the actual value that will be realized by the named executive officer upon vesting or exercise of such award.

 OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

        The following table summarizes the number of securities underlying unexercised equity awards for our named executive officers as of November 1, 2008.

		Option Awards						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Aart J. de Geus	1/27/1999	136,600	—		—	$27.875000	1/27/2009	—		—	—		—
	4/26/1999	106,000	—		—	$23.437500	4/26/2009	—		—	—		—
	7/28/1999	126,800	—		—	$28.375000	7/28/2009	—		—	—		—
	10/27/1999	262,000	—		—	$29.687500	10/27/2009	—		—	—		—
	3/8/2000	300,000	—		—	$19.750000	3/8/2010	—		—	—		—
	5/23/2000	140,000	—		—	$21.343750	5/23/2010	—		—	—		—
	8/2/2000	760,000	—		—	$16.125000	8/2/2010	—		—	—		—
	2/28/2001	60,000	—		—	$27.156250	2/28/2011	—		—	—		—
	5/25/2001	57,000	—		—	$30.685000	5/25/2011	—		—	—		—
	8/28/2001	54,000	—		—	$23.720000	8/28/2011	—		—	—		—
	12/17/2001	116,000	—		—	$28.085000	12/17/2011	—		—	—		—
	2/26/2002	31,000	—		—	$24.700000	2/26/2012	—		—	—		—
	5/28/2002	36,000	—		—	$25.735000	5/28/2012	—		—	—		—
	8/27/2002	30,000	—		—	$22.280000	8/27/2012	—		—	—		—
	12/9/2002	60,000	—		—	$21.725000	12/9/2012	—		—	—		—
	2/25/2003	16,500	—		—	$20.460000	2/25/2013	—		—	—		—
	5/27/2003	16,600	—		—	$29.280000	5/27/2013	—		—	—		—
	8/26/2003	11,500	—		—	$33.295000	8/26/2013	—		—	—		—
	12/10/2003	26,800	—		—	$32.670000	12/10/2013	—		—	—		—
	2/24/2004	11,700	—		—	$29.880000	2/24/2014	—		—	—		—
	5/26/2004	9,300	—		—	$29.870000	5/26/2014	—		—	—		—
	12/17/2004	134,166	5,834	(3)	—	$18.550000	12/17/2011	—		—	—		—
	12/6/2005	141,666	58,334	(3)	—	$20.730000	12/6/2012	—		—	—		—
	12/6/2005	90,000	—		—	$20.730000	12/6/2012	—		—	—		—
	12/5/2006	74,708	88,292	(3)	—	$26.090000	12/5/2013	—		—	—		—
	12/5/2006	—	—		—	—	—	40,500	(4)	$740,340	—		—
	12/10/2007	36,458	138,542	(3)	—	$27.140000	12/10/2014	—		—	—		—
	12/10/2007	—	—		—	—	—	—		—	84,000	(5)	$1,535,520
Chi-Foon Chan	1/27/1999	105,200	—		—	$27.875000	1/27/2009	—		—	—		—
	4/26/1999	83,200	—		—	$23.437500	4/26/2009	—		—	—		—
	7/28/1999	100,000	—		—	$28.375000	7/28/2009	—		—	—		—
	10/27/1999	226,000	—		—	$29.687500	10/27/2009	—		—	—		—
	3/8/2000	111,954	—		—	$19.750000	3/8/2010	—		—	—		—
	5/23/2000	140,000	—		—	$21.343750	5/23/2010	—		—	—		—
	2/28/2001	50,000	—		—	$27.156250	2/28/2011	—		—	—		—
	5/25/2001	47,000	—		—	$30.685000	5/25/2011	—		—	—		—
	8/28/2001	45,000	—		—	$23.720000	8/28/2011	—		—	—		—
	12/17/2001	96,000	—		—	$28.085000	12/17/2011	—		—	—		—
	2/26/2002	25,400	—		—	$24.700000	2/26/2012	—		—	—		—
	5/28/2002	32,000	—		—	$25.735000	5/28/2012	—		—	—		—
	8/27/2002	30,000	—		—	$22.280000	8/27/2012	—		—	—		—
	12/9/2002	60,000	—		—	$21.725000	12/9/2012	—		—	—		—
	2/25/2003	15,150	—		—	$20.460000	2/25/2013	—		—	—		—
	5/27/2003	15,200	—		—	$29.280000	5/27/2013	—		—	—		—
	8/26/2003	10,500	—		—	$33.295000	8/26/2013	—		—	—		—
	12/10/2003	22,600	—		—	$32.670000	12/10/2013	—		—	—		—
	2/24/2004	9,600	—		—	$29.880000	2/24/2014	—		—	—		—
	5/26/2004	7,700	—		—	$29.870000	5/26/2014	—		—	—		—
	12/17/2004	45,833	4,167	(3)	—	$18.550000	12/17/2011	—		—	—		—
	12/6/2005	70,833	29,167	(3)	—	$20.730000	12/6/2012	—		—	—		—
	12/6/2005	60,000	—		—	$20.730000	12/6/2012	—		—	—		—
	12/5/2006	34,375	40,625	(3)	—	$26.090000	12/5/2013	—		—	—		—
	12/5/2006	—	—		—	—	—	18,750	(4)	$342,750	—		—
	12/10/2007	20,833	79,167	(3)	—	$27.140000	12/10/2014	—		—	—		—
	12/10/2007	—	—		—	—	—	—		—	44,000	(5)	$804,320
Brian M. Beattie	1/17/2006	154,687	70,313	(6)	—	$21.150000	1/17/2013	—		—	—		—
	1/17/2006	40,000	—		—	$21.150000	1/17/2013	—		—	—		—
	12/5/2006	32,083	37,917	(3)	—	$26.090000	12/5/2013	—		—	—		—
	12/5/2006	—	—		—	—	—	18,000	(4)	$329,040	—		—
	12/10/2007	12,500	47,500	(3)	—	$27.140000	12/10/2014	—		—	—		—
	12/10/2007	—	—		—	—	—	—		—	27,500	(5)	$502,700

		Option Awards						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Antun Domic	3/12/1999	16,000	—		—	$23.250000	3/12/2009	—		—	—		—
	8/10/1999	40,000	—		—	$27.187500	8/10/2009	—		—	—		—
	10/25/1999	20,000	—		—	$28.062500	10/25/2009	—		—	—		—
	6/14/2000	6,000	—		—	$21.187500	6/14/2010	—		—	—		—
	2/28/2001	30,000	—		—	$27.156250	2/28/2011	—		—	—		—
	5/25/2001	28,000	—		—	$30.685000	5/25/2011	—		—	—		—
	8/28/2001	27,000	—		—	$23.720000	8/28/2011	—		—	—		—
	12/17/2001	53,500	—		—	$28.085000	12/17/2011	—		—	—		—
	2/26/2002	13,000	—		—	$24.700000	2/26/2012	—		—	—		—
	5/28/2002	16,000	—		—	$25.735000	5/28/2012	—		—	—		—
	8/27/2002	13,000	—		—	$22.280000	8/27/2012	—		—	—		—
	12/9/2002	22,700	—		—	$21.725000	12/9/2012	—		—	—		—
	5/27/2003	7,800	—		—	$29.280000	5/27/2013	—		—	—		—
	8/26/2003	9,000	—		—	$33.295000	8/26/2013	—		—	—		—
	12/10/2003	24,350	—		—	$32.670000	12/10/2013	—		—	—		—
	2/24/2004	7,100	—		—	$29.880000	2/24/2014	—		—	—		—
	5/26/2004	8,000	—		—	$29.870000	5/26/2014	—		—	—		—
	12/17/2004	26,688	3,125	(3)	—	$18.550000	12/17/2011	—		—	—		—
	12/6/2005	42,041	18,959	(3)	—	$20.730000	12/6/2012	—		—	—		—
	12/6/2005	40,000	—		—	$20.730000	12/6/2012	—		—	—		—
	12/5/2006	18,333	21,667	(3)	—	$26.090000	12/5/2013	—		—	—		—
	12/5/2006	—	—		—	—	—	10,500	(4)	$191,940	—		—
	12/10/2007	7,292	27,708	(3)	—	$27.140000	12/10/2014	—		—	—		—
	12/10/2007	—	—		—	—	—	—		—	17,000	(5)	$310,760
Joseph W. Logan	9/19/2002	3,500	—		—	$21.120000	9/19/2012	—		—	—		—
	8/19/2004	292	—		—	$15.180000	8/19/2014	—		—	—		—
	10/15/2004	417	—		—	$16.180000	10/15/2011	—		—	—		—
	12/10/2004	1,250	500	(3)	—	$18.230000	12/10/2011	—		—	—		—
	12/2/2005	5,146	3,792	(3)	—	$21.100000	12/2/2012	—		—	—		—
	9/13/2006	4,167	19,167	(3)	—	$19.340000	9/13/2013	—		—	—		—
	12/5/2006	18,333	21,667	(3)	—	$26.090000	12/5/2013	—		—	—		—
	12/5/2006	—	—		—	—	—	10,500	(4)	$191,940	—		—
	12/10/2007	7,292	27,708	(3)	—	$27.140000	12/10/2014	—		—	—		—
	12/10/2007	—	—		—	—	—	—		—	17,000	(5)	$310,760

(1)
Stock awards consist of performance shares that vest only upon the achievement of pre-established performance goals. Such awards are granted as restricted stock units under the 2006 Employee Equity Incentive Plan and are converted into our common stock following vesting.

(2)
The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of our common stock of $18.28 on October 31, 2008, the last trading day of fiscal 2008, as reported on the NASDAQ Global Select Market.

(3)
Option vests at a rate of 1/16th on the third monthly anniversary of the grant date and 1/48th per month thereafter, subject to the named executive officer's continued employment with us. Accordingly:

•
6.25% of the underlying shares for the stock options granted on December 10, 2004 became exercisable on March 10, 2005 and approximately 2% became exercisable each month thereafter until fully vested on December 10, 2008;

•
6.25% of the underlying shares for the stock options granted on December 17, 2004 became exercisable on March 17, 2005 and approximately 2% became exercisable each month thereafter until fully vested on December 17, 2008;

•
6.25% of the underlying shares for the stock options granted on December 2, 2005 became exercisable on March 2, 2006 and approximately 2% became and, provided the named executive officer remains employed with us, will become, exercisable each month thereafter until fully vested on December 2, 2009;

  •
  6.25% of the underlying shares for the stock options granted on December 6, 2005 became exercisable on March 6, 2006 and approximately 2% became and, provided the named executive officer remains employed with us, will become, exercisable each month thereafter until fully vested on December 6, 2009;

  •
  6.25% of the underlying shares for the stock options granted on September 13, 2006 became exercisable on December 16, 2006 and approximately 2% became and, provided the named executive officer remains employed with us, will become, exercisable each month thereafter until fully vested on September 13, 2010;

  •
  6.25% of the underlying shares for the stock options granted on December 5, 2006 became exercisable on March 5, 2007 and approximately 2% became and, provided the named executive officer remains employed with us, will become, exercisable each month thereafter until fully vested on December 5, 2010; and

  •
  6.25% of the underlying shares for the stock options granted on December 10, 2007 became exercisable on March 10, 2008 and approximately 2% became and, provided the named executive officer remains employed with us, will become, exercisable each month thereafter until fully vested on December 10, 2011.

(4)
These stock awards were subject to the achievement of $189 million of non-GAAP net income for fiscal 2007. This goal was achieved, and accordingly, 25% of the awards vested on December 6, 2007, and the remaining 75% are scheduled to vest in three equal, annual installments beginning December 8, 2008, subject to continued employment with us.

(5)
These stock awards were subject to the achievement of $242.6 million of non-GAAP net income for fiscal 2008, as further described in the Compensation Discussion and Analysis section. This goal was achieved, and accordingly, 25% of the awards vested subsequent to the fiscal year end, on December 3, 2008, and the remaining 75% are scheduled to vest in three equal, annual installments beginning December 4, 2009, subject to continued employment with us.

(6)
Option vests at a rate of 1/4th on January 17, 2007, the first anniversary of the grant date, and 1/48th per month thereafter, until January 17, 2010, subject to the named executive officer's continued employment with us.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2008

        The following table provides information with respect to all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by our named executive officers during fiscal 2008.

	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Aart J. de Geus	270,000	$1,798,197	13,500	$338,310
Chi-Foon Chan	148,046	$615,021	6,250	$156,625
Brian M. Beattie	—	—	6,000	$150,360
Antun Domic	—	—	3,500	$87,710
Joseph W. Logan	18,554	$148,037	3,500	$87,710

(1)
The value realized on exercise equals the difference between (a) either (i) the actual sales price of the shares of our common stock underlying the options exercised if the shares were immediately sold or (ii) the closing price per share of the shares of our common stock as reported on the NASDAQ Global Select Market on the date of exercise if the shares were held and (b) the applicable exercise price of such options.

(2)
The value realized on vesting equals the closing price per share of our common stock as reported on the NASDAQ Global Select Market on the vesting date, namely $25.06 on December 6, 2007, multiplied by the number of shares acquired on vesting.

 NON-QUALIFIED DEFERRED COMPENSATION

        We maintain a non-qualified deferred compensation program for a select group of management or highly compensated employees so that an eligible employee may elect, on a prospective basis, to defer the receipt of a portion of the compensation they receive from us. The program is administered in the form of two plans: the Synopsys Deferred Compensation Plan (the "Deferred Compensation Plan I") and the Synopsys, Inc. Amended and Restated Deferred Compensation Plan II (the "Deferred Compensation Plan II"). We have entered into a trust agreement, with a third party provider acting as trustee, to hold certain funds in connection with the program. All funds held in the trust are subject to the claims of our creditors.

        The Deferred Compensation Plan I administers the elective deferrals made by eligible employees, including Dr. Chan and Mr. Domic, prior to January 1, 2005. No further contributions may be made to the Deferred Compensation Plan I; however, gains and losses and distributions and withdrawals continue to be processed on existing account balances in accordance with the terms of the Deferred Compensation Plan I as of December 31, 2004. All accrued balances are fully vested. The amount of earnings (or losses) that accrue on a participant's account depends on the performance of investment alternatives selected by the participant. The investment alternatives consist of various investment funds that are generally consistent with the types of investment opportunities provided to our employees under our 401(k) plan. Therefore, we do not regard the returns from these investment alternatives as above-market or preferential. We do not supplement or guarantee the returns on amounts deferred under the plan. Amounts may be withdrawn from the plan pursuant to elections made by the participants in accordance with the terms of the Deferred Compensation Plan I, including elective withdrawals, subject to a 10% forfeiture.

        The Deferred Compensation Plan II was originally adopted in 2005 in order to comply with Section 409A of the Code. The Deferred Compensation Plan II currently allows the deferral by eligible employees of up to 50% of salary and 100% of variable cash compensation. All account balances maintained under the Deferred Compensation Plan II are currently fully vested. However, we may, in our discretion, make contributions toward participant balances, and those contributions may be made subject to vesting. To date, no such contributions have been made. The amount of earnings (or losses) that accrue on a participant's account depends on the performance of investment alternatives selected by the participant. The investment alternatives consist of various investment funds that are generally consistent with the types of investment opportunities provided to our employees under our 401(k) plan. Therefore, we do not regard the returns from these investment alternatives as above-market or preferential. We do not supplement or guarantee the returns on amounts deferred under the plan. Amounts may be withdrawn from the plan pursuant to elections made by the participants in accordance with the terms of the plan. Payments may be made in the form of lump sum payments or installments. Payment triggers include death, disability, separation from service and a change in control of Synopsys.

        The following table shows certain information for the named executive officers under the Deferred Compensation Plans:

Name	Executive Contributions in Last Fiscal Year ($)(1)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Aart J. de Geus	$—		$—	$—	$—	$—
Chi-Foon Chan	$633,230	(2)	—	$(1,680,877)	—	$4,532,363	(4)
Brian M. Beattie	$246,375	(3)	—	$(93,591)	—	$152,784	(5)
Antun Domic	—		—	$(219,273)	—	$474,004	(6)
Joseph W. Logan	—		—	—	—	—

(1)
All contributions were made under the Deferred Compensation Plan II.

(2)
Consists of $93,230 of salary and $540,000 of variable compensation reported in the Summary Compensation Table under the columns entitled "Salary" and "Non-Equity Incentive Plan Compensation" for fiscal 2008, respectively.

(3)
Consists of $246,375 of variable compensation reported in the Summary Compensation Table under the columns entitled "Salary" and "Non-Equity Incentive Plan Compensation" for fiscal 2008, respectively.

(4)
Includes $84,000 of salary and $420,000 of variable compensation reported in the Summary Compensation Table under the columns entitled "Salary" and "Non-Equity Incentive Plan Compensation" for fiscal 2007, respectively. Of this aggregate balance, as of the end of fiscal 2008, $2,856,552 was subject to the Deferred Compensation Plan I and $1,675,811 was subject to the Deferred Compensation Plan II.

(5)
As of the end of fiscal 2008, this amount was entirely subject to the Deferred Compensation Plan II.

(6)
As of the end of fiscal 2008, this amount was entirely subject to the Deferred Compensation Plan I.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        Involuntary Termination.    The table below outlines the potential amounts payable to each named executive officer in the event of an involuntary termination of the executive's employment, as if such event had occurred as of November 1, 2008, the last day of fiscal 2008. Dr. de Geus and Dr. Chan are the only executive officers who are entitled to such severance benefits. Pursuant to our employment agreements with Dr. de Geus and Dr. Chan, in the event of an involuntary termination of their respective employment other than for cause and not within 24 months following a change in control of Synopsys, such executive would receive: (1) a cash payment equal to his base compensation during the fiscal year or immediately preceding fiscal year, whichever is greater; (2) a cash payment equal to the target incentive then in effect or, if there is no target incentive in effect for such year, the highest target incentive in the three preceding years provided he does not engage in certain conduct for six months following the termination date; and (3) the estimated cash value of his health care premiums for 12 months. Dr. de Geus and Dr. Chan must sign a release in order to receive benefits should a qualifying termination occur. Pursuant to their respective employment agreements, no benefits are paid if the employment termination is voluntary or for cause. For further information regarding the benefits provided to Dr. de Geus and Dr. Chan pursuant to their employment agreements, please refer to the "Severance and Change of Control Benefits" discussion in the Compensation Discussion and Analysis section.

Name	Salary Continuation	Cash-Based Incentive Award	Continuation of Health & Welfare Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Option Awards(1)
Aart J. de Geus	$500,000	$1,200,000	$8,910	$—	$—
Chi-Foon Chan	$450,000	$765,000	$11,911	—	—
Brian M. Beattie	—	—	—	—	—
Antun Domic	—	—	—	—	—
Joseph W. Logan	—	—	—	—	—

        Change of Control.    The table below outlines the potential payments and benefits payable to each named executive officer in the event of a change in control of Synopsys, as if the change of control had occurred as of November 1, 2008, the last day of fiscal 2008. Pursuant to our equity plans, all of our employees receive full acceleration of the vesting of any unvested stock options or stock awards in the event that such equity awards are not assumed, continued or substituted by the surviving or acquiring company following a change of control of Synopsys. Vesting acceleration of equity awards in the event that such equity awards are not assumed, continued or substituted is the only benefit provided to our named executive officers in the event of a change of control in which the executive is not involuntarily terminated within a specified period of time prior to or following such change of control.

Name	Salary Continuation	Cash-Based Incentive Award	Continuation of Health & Welfare Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Option Awards(1)
Aart J. de Geus	$—	$—	$—	$2,275,860	$—
Chi-Foon Chan	—	—	—	$1,147,070	—
Brian M. Beattie	—	—	—	$831,740	—
Antun Domic	—	—	—	$502,700	—
Joseph W. Logan	—	—	—	$502,700	$25	(2)

        Involuntary Termination in connection with a Change of Control.    The table below outlines the potential payments and benefits payable to each named executive officer in the event of an executive's involuntary termination in connection with a change in control of Synopsys, as if the involuntary termination in connection with a change of control had occurred as of November 1, 2008, the last day of fiscal 2008.

        Mr. Beattie, Dr. Domic and Mr. Logan participate in the Executive Change of Control Severance Benefit Plan (the "Change of Control Plan"), which provides for benefits if the executive's employment with us is terminated without cause within 30 days before or 12 months after a change of control or there is a constructive termination of the executive's employment within 12 months after a change of control. The benefits consist of (in addition to any unpaid salary, bonus or benefits to which the executive otherwise is entitled): (1) a cash severance payment equal to one year of base salary; (2) one to two times the executive's target annual bonus, depending upon the timing of the termination within our fiscal year; (3) a cash payment equal to the estimated cost of health care premiums for one year; and (4) full acceleration of all unvested stock options and other equity awards held by the executive at the time of termination. An executive must sign a severance agreement and a release and, upon the written request of Synopsys or the surviving corporation in the change of control, enter into an 18-month non-competition agreement in order to receive benefits should a qualifying termination occur. The Change of Control Plan does not provide any benefits if the executive's employment termination is voluntary or for cause. For further information regarding the benefits provided to our named executive officers in the event of an involuntary termination in connection with a change of control under the Change of Control Plan, please refer to the "Severance and Change of Control Benefits" discussion in the Compensation Discussion and Analysis section.

        Pursuant to our employment agreements with Dr. de Geus and Dr. Chan, in the event of an involuntary termination of their respective employment other than for cause within 24 months following a change of control of Synopsys, such executive will receive: (1) a cash payment equal to two times his base compensation for the current fiscal year or the immediately preceding fiscal year, whichever is greater; (2) a cash payment equal to two times his target incentive for the current fiscal year or, if there is no target incentive in effect for the current fiscal year, the highest target incentive in the preceding three fiscal years; (3) the estimated cash value of his health care premiums for 18 months; and (4) full acceleration of all unvested stock options and other equity awards. Dr. de Geus and Dr. Chan must sign a release in order to receive benefits should a qualifying termination occur. Pursuant to their respective employment agreements, no benefits are paid if the employment termination is voluntary or for cause. For further information regarding the benefits provided to Dr. de Geus and Dr. Chan pursuant to their employment agreements, please refer to the "Severance and Change of Control Benefits" discussion in the Compensation Discussion and Analysis section.

Name	Salary Continuation	Cash-Based Incentive Award		Continuation of Health & Welfare Benefits	Intrinsic Value of Unvested Stock Awards(1)	Intrinsic Value of Unvested Option Awards(1)
Aart J. de Geus	$1,000,000	$2,400,000		$13,365	$2,275,860	$—
Chi-Foon Chan	$900,000	$1,530,000		$17,867	$1,147,070	—
Brian M. Beattie	$400,000	$500,000	(3)	$11,073	$831,740	—
Antun Domic	$390,000	$312,000	(3)	$11,073	$502,700	—
Joseph W. Logan	$357,200	$517,940	(3)	$15,719	$502,700	$25	(2)

(1)
Amounts represent the intrinsic value of accelerated restricted stock units and stock options based upon the closing price per share of our common stock on October 31, 2008, the last trading day of fiscal 2008, of $18.28 as reported on the NASDAQ Global Select Market.

(2)
Mr. Logan was the only executive officer who held an unvested stock option with an exercise price less than the closing price per share of our common stock on October 31, 2008 as reported on the NASDAQ Global Select Market.

(3)
Our last day of fiscal 2008 was Saturday, November 1, 2008. Accordingly, for purposes of determining the amount of cash-based incentive award payable to each respective executive in the event of his termination in connection with a change of control, such executive would only be entitled to one times his target annual bonus, given that as of such date, cash-based incentive awards for fiscal 2008 would be earned (if at all) under the 2008 Executive Plan rather than the Change of Control Plan.

 DIRECTOR COMPENSATION

        We pay our non-employee directors compensation for serving on our Board. We do not pay our employees who serve on our Board any additional compensation for Board membership. We currently have seven non-employee directors serving on our Board. Our Compensation Committee reviews from time to time the compensation we pay to our non-employee directors and recommends, as appropriate, adjustments to such compensation. There have been no adjustments since fiscal 2005. The compensation we pay to our non-employee directors consists of two components, which are equity awards and cash compensation. We also reimburse directors for out-of-pocket expenses for travel to Board meetings.

        Equity.    Non-employee directors are eligible to receive equity awards under the 2005 Non-Employee Directors Equity Incentive Plan, which provides for automatic grants of equity awards to non-employee members of our Board upon their initial appointment or election, and upon their reelection each year.

  Initial Awards—New non-employee directors receive an initial option for 30,000 shares, vesting in annual equal installments on the date preceding each of the first four annual stockholders' meetings following the grant date, assuming continued Board service through each vesting date as well as an "interim award," in the form of stock options, representing an annual award prorated for the period of time remaining until the next annual meeting.

  Annual Awards—Each person who is reelected to serve as a non-employee director receives an annual award comprised of either (1) an option grant (with the number of shares subject to the option determined so that the aggregate "fair value" of the option, calculated using the option pricing model used to determine the value of stock-based compensation in our financial statements, will equal the annual cash retainer then paid to non-employee directors) or (2) a restricted stock grant (with the number of shares subject to the award determined so that the fair market value of the restricted stock grant on the date of grant will equal the annual cash retainer then paid to non-employee directors). The option grant or restricted stock vests in a series of 36 successive equal monthly installments from the grant date, assuming continued Board membership through each vesting date. The Board elected to receive restricted stock for 2006 and future years and, as a result, we issued an aggregate of 5,504 shares of restricted stock to each non-employee director in 2008.

        The 2005 Non-Employee Directors Equity Incentive Plan expires on the day immediately preceding our 2010 annual stockholders' meeting.

        Cash.    We pay non-employee directors an annual retainer of $125,000 for serving as a director. We also pay a per meeting fee to members of our Audit Committee of $2,000 per committee meeting ($4,000 for the Audit Committee chair), up to an annual maximum of $8,000 ($16,000 for the Audit Committee chair). The retainers and meeting fees are paid quarterly.

        The following table sets forth a summary of the compensation earned by our non-employee directors for services in fiscal 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)		Total ($)
Alfred Castino	$133,000	$22,145	$100,330	(5)	$255,475
Bruce R. Chizen	$125,000	$128,204	—		$253,204
Deborah A. Coleman	$141,000	$128,204	—		$269,204
John G. Schwarz	$125,000	$22,145	$100,330	(5)	$247,475
Sasson Somekh(4)	$131,000	$128,204	—		$259,204
Roy Vallee	$133,000	$128,204	—		$261,204
Steven C. Walske	$125,000	$128,204	—		$253,204

(1)
The dollar amounts shown for stock awards and option awards represent the dollar amount of those awards recognized for financial statement reporting purposes in compliance with SFAS 123R for restricted stock awards and option awards that vested in fiscal 2008. These amounts reflect our accounting expense for these awards and do not reflect whether the directors have actually realized a financial benefit from the awards. For information on the assumptions used to calculate the value of the awards, refer to Note 8 to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as filed with the SEC on December 22, 2008. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Represents compensation expense recognized by Synopsys in fiscal 2008 for the following number of shares of restricted stock granted to each then current director on the following dates: (i) May 23, 2005: 7,010 shares of restricted stock with a fair value of $124,988; (ii) April 25, 2006: 5,752 shares of restricted stock with a fair value of $124,991; (iii) March 23, 2007: 4,690 shares of restricted stock with a fair value of $124,989; and (iv) April 21, 2008: 5,504 shares with a fair value of $124,996.

(3)
As of November 1, 2008, the directors held stock options to purchase the following shares of common stock: Mr. Castino: 40,751 shares, Mr. Chizen: 188,332 shares, Ms. Coleman: 110,000 shares, Mr. Schwarz: 40,751, Dr. Somekh: 271,666 shares, Mr. Vallee: 123,332 shares, and Mr. Walske: 150,000 shares.

(4)
Dr. Somekh ceased to be a member of the Audit Committee effective February 28, 2008.

(5)
Represents compensation expense recognized by Synopsys in fiscal 2008 for stock option grants to purchase 40,751 shares of common stock made on May 30, 2007 at an exercise price of $26.73 per share. This stock option grant had a fair value of $353,217 as of the grant date. As of November 1, 2008, Mr. Castino and Mr. Schwarz each held stock options to purchase 40,751 shares of common stock.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board is committed to sound and effective corporate governance practices. Accordingly, the Board has adopted Corporate Governance Guidelines ("Guidelines"), which are intended to describe the governance principles and procedures by which the Board functions. The Board regularly reviews and evaluates these Guidelines. Among other matters, the Guidelines cover board composition, board membership criteria, director responsibilities, board committees, evaluation of our Chief Executive Officer, board self-assessment and succession planning. The Guidelines are available on our website at http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Pages/GovGuidelines.aspx. Copies of the Guidelines are also available in print upon written request to Investor Relations, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

Code of Ethics

        The Board is committed to ethical business practices and, therefore, we have adopted a Code of Ethics and Business Conduct (the "Code of Ethics") applicable to all of our Board members, employees and executive officers, including our Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) and Vice President, Corporate Controller (Principal Accounting Officer). Synopsys has made the Code of Ethics available on our website at http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Documents/EthicsBusConduct.pdf. Synopsys intends to satisfy the public disclosure requirements regarding (1) any amendments to the Code of Ethics, or (2) any waivers under the Code of Ethics given to Synopsys' Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer by posting such information on its website at http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Pages/Ethics.aspx.

Director Independence

        The Board has affirmatively determined, based upon the listing standards of the NASDAQ Global Select Market and applicable laws and regulations, that the following directors, all of whom are standing for election to the Board, are independent: Mr. Castino, Mr. Chizen, Mr. Schwarz, Dr. Somekh, Mr. Vallee, Mr. Walske and Ms. Coleman. The Board has also determined that the only directors who are standing for election to the Board and are not independent are Aart J. de Geus, our Chief Executive Officer, and Chi-Foon Chan, our President and Chief Operating Officer. Accordingly, seven of the nine director nominees are independent.

  Lead Independent Director

        While our Chief Executive Officer serves as the Chairman of the Board, the Board established a lead independent director position to chair meetings of the non-employee directors and to serve as the liaison between the non-management directors and management. In 2004, the Board appointed Mr. Walske as the lead independent director.

Board Meetings and Committees

        Our Board held five meetings during fiscal 2008. During the year, our Board maintained an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (the "Governance Committee"). All of such committees have written charters which are available on our website at http://www.synopsys.com/Company/AboutSynopsys/CorporateGovernance/Pages/BoardCommittees.aspx.

        During fiscal 2008, our Audit Committee held ten meetings. As of the beginning of fiscal 2008 and until February 28, 2008, the members of the Audit Committee were Ms. Coleman (Chair), Mr. Castino,

Dr. Somekh and Mr. Vallee. Effective February 28, 2008, Dr. Somekh was no longer a member of the Audit Committee. All members of our Audit Committee are considered independent under the applicable SEC and NASDAQ listing standards. The Audit Committee acts on behalf of the Board, performing financial oversight responsibilities relating to (1) the integrity of our financial statements, financial reporting processes and systems of internal accounting and financial controls, (2) our internal audit function, (3) the annual independent audit of our financial statements, (4) the engagement of our independent registered public accounting firm and evaluation of their performance and independence, and (5) compliance with legal and regulatory requirements. SEC regulations require us to disclose whether a director qualifying as an "audit committee financial expert" serves on the Audit Committee. Our Board has determined that Ms. Coleman, Mr. Castino and Mr. Vallee, all members of our current Audit Committee, qualify as audit committee financial experts within the meaning of such regulations.

        During fiscal 2008, our Compensation Committee held six meetings. The current members are Mr. Chizen (Chair), Mr. Schwarz and Mr. Walske. The Compensation Committee reviews and approves our general compensation policies, sets compensation levels for our executive officers (including our Chief Executive Officer) and administers our equity incentive plan, employee stock purchase plan, deferred compensation plan and 401(k) plan. All members of our Compensation Committee are considered independent under applicable NASDAQ listing standards. The Compensation Committee's processes and procedures for considering and determining executive compensation are set forth under "Compensation Discussion and Analysis."

        During fiscal 2008, our Governance Committee held four meetings. The current members are Mr. Walske (lead independent director), Mr. Castino, Mr. Chizen, Ms. Coleman, Mr. Schwarz, Dr. Somekh and Mr. Vallee. All members of our Governance Committee are considered independent under applicable NASDAQ listing standards. The Governance Committee identifies and recommends to the Board candidates for membership on the Board and Board committees, oversees matters of corporate governance, reviews the performance of our Chief Executive Officer and our other executive officers and reviews such other matters relating to our management as it deems appropriate. Our Governance Committee's policy regarding consideration of director candidates submitted by stockholders is set forth below under "Director Nominations." The Governance Committee recommended the nine nominees for election to our Board at the Annual Meeting.

        Each director attended at least 75% of all Board and applicable Committee meetings (held during the period that such director served on such Committees) in fiscal 2008.

Executive Sessions

        The independent directors meet in executive session without management directors or management present. These sessions take place prior to or following regularly scheduled Board meetings or as part of the Governance Committee, which is comprised of all independent directors. The directors met in such sessions four times during fiscal 2008.

Share Ownership Guidelines

        In order to better align the interests of our Board members and our senior executives with the interests of our stockholders, our Board adopted stock ownership guidelines in fiscal 2003.

        These guidelines recommend that the following covered officers achieve the following share ownership levels of our common stock and hold such number of shares for so long as they serve in such positions as follows: (1) Chief Executive Officer—50,000 shares; (2) President and Chief Operating Officer—25,000 shares; and (3) Chief Financial Officer and all senior vice presidents—10,000 shares.

        Covered officers may acquire shares of our common stock through stock option exercises, purchases under our employee stock purchase plan, through open market purchases made in compliance with applicable securities laws and our insider trading policy or through any other equity plans we may adopt from time to time. Each covered officer was required to meet the applicable guidelines by August 31, 2007 or within four years of becoming a covered officer. The guidelines do not require any covered officer to exercise stock options or to purchase shares of our common stock on the open market solely to meet these guidelines. However, when stock options are exercised or shares are purchased under our employee stock purchase plan, the guidelines recommend that the covered officer retain a number of shares of common stock equal to the lesser of twenty-five percent (25%) of the net value of shares of common stock acquired or vested (after deducting the exercise price, if any, and taxes at an assumed tax rate), or a number of shares necessary to reach such officer's applicable common stock ownership guideline amount.

        Under these guidelines, non-employee directors are expected to achieve a share ownership level with a value equal to three times the amount of each non-employee director's annual cash retainer (excluding compensation for committee service), measured each year on the date of the annual meeting of stockholders. As of December 10, 2008, the Board amended these guidelines with respect to non-employee directors to require each non-employee director to hold shares with the value equal to three times the amount of each non-employee director's annual cash retainer or 15,000 shares. Each non-employee director is recommended to achieve this level of ownership by May 31, 2008 or within three years of initial election as a director.

        As of January 2, 2009, all named executive officers and directors were compliant with the stock ownership guidelines, as amended.

Stockholder Communications with the Board of Directors

        Stockholders who wish to communicate with our Board of Directors or one or more individual members of our Board may do so by sending written communications addressed to: Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043. All stockholder communications we receive that are addressed to the Board will be compiled by our Secretary. If no particular Board member is named, letters will be forwarded, depending on the subject matter, to the Chairperson of the Audit Committee, Compensation Committee, or Corporate Governance and Nominating Committee.

Board Attendance at Stockholders' Meetings

        Synopsys encourages director attendance at our annual stockholder meetings, but does not require attendance. Attendance by phone is permitted. All directors attended the 2008 Annual Meeting of Stockholders.

Director Qualifications

        The Governance Committee has no stated specific or minimum qualifications that must be met by a Board candidate, and the Governance Committee uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Governance Committee. However, all candidates for election or reelection should (1) have sufficient experience in the electronic design automation, semiconductor, electronics or technology industries to enable them to effectively help create and guide our business strategy, (2) be prepared to participate fully in Board activities, including preparation for, attendance at and active participation in, meetings of the Board, (3) not hold positions that would conflict with their responsibilities to us, and (4) have a high degree of personal integrity and interpersonal skills. In addition, each candidate should also be prepared to represent the best interests of all of our stockholders and not just one particular constituency. Finally, the NASDAQ listing standards and our own corporate guidelines require that at least a majority of members of the Board qualify as independent directors in accordance with such standards.

        The Governance Committee does, however, find it appropriate for at least one, and preferably, multiple, members of the Board to meet the criteria for an "audit committee financial expert" as defined by the rules of the SEC, and that a majority of the members of the Board meet the definition of "independent director" under the rules of the NASDAQ Global Select Market. The Governance Committee also deems it to be appropriate for certain members of management to serve on the Board. When evaluating a candidate for the Board, the Governance Committee does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. At minimum, a director's qualifications, in light of the above-mentioned criteria, are considered each time the director is nominated or re-nominated for Board membership.

Director Evaluations

        On an annual basis, the Governance Committee conducts an evaluation of the Board, the functioning of the committees and each individual member of the Board.

Director Nominations

        The Governance Committee considers candidates for Board membership suggested by our Board members and management. The Governance Committee has, on occasion, retained third-party executive search firms to identify independent director candidates. The Governance Committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by Board members, management, or a third-party executive search firm. After completing the evaluation and review, the Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines and approves the nominees after considering the recommendation and report of the Governance Committee.

        Stockholders seeking to recommend a prospective nominee should follow the instructions under the heading "Stockholder Communications with the Board of Directors." Stockholder submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Governance Committee did not receive any stockholder nominations during fiscal 2008. Other than to clarify the information that should be submitted by stockholders seeking to recommend a prospective nominee to the Board, there are no recent material changes to the procedures by which stockholders may recommend nominees for the Board.

        Each director candidate recommended for election at this year's Annual Meeting is an existing director seeking re-election to the Board and were previously elected by our stockholders.

Certain Relationships and Related Transactions

        From the beginning of fiscal 2008 until the present, there have been no (and there are no currently proposed) transactions involving an amount in excess of $120,000 in which Synopsys was (or is to be) a participant and any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except the compensation arrangements described above for our named executive officers and directors and compensation arrangements with our other executive officers not required to be disclosed in this section by SEC rules and regulations.

Review, Approval or Ratification with Related Persons

        Our Code of Ethics requires that every employee avoid situations where loyalties may be divided between our interests and the employee's own interests. Employees and directors must avoid conflicts of interests that interfere with the performance of their duties or are not in our best interests.

        Pursuant to its written charter, the Audit Committee reviews and approves all related-party transactions as such term is used by SFAS No. 57 Related Party Disclosures, or as otherwise required to be disclosed in our financial statements or periodic filings with the SEC, other than (a) grants of stock options made by the Board or any committee thereof or pursuant to an automatic grant plan, or (b) payment of compensation authorized by the Board or any committee thereof. Related party transactions include transactions between us, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the SEC. We have adopted written policies and procedures regarding the identification of related parties and transactions, and the approval process. The Audit Committee considers each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs and benefits to us and the availability from other sources of comparable services or products.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 9, 2008 by (1) each person known by us to beneficially own more than five percent of our common stock outstanding on that date, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number		Percentage Ownership(2)
Entities associated with Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	21,600,361	(3)	15.21%
Entities associated with Dodge & Cox 555 California Street San Francisco, CA 941054	13,229,919	(4)	9.32%
Entities associated with Barclays Global Investors UK Holdings Ltd. 1 Churchill Place Canary Wharf London, England E14 5HP	7,948,251	(5)	5.60%
Brian M. Beattie	277,392	(6)	*
Alfred Castino	21,976	(7)	*
Chi-Foon Chan	1,602,936	(8)	1.12%
Bruce R. Chizen	211,288	(9)	*
Deborah A. Coleman	135,856	(10)	*
Aart J. de Geus	3,412,426	(11)	2.36%
Antun Domic	504,844	(12)	*
Joseph W. Logan	60,871	(13)	*
John Schwarz	18,976	(14)	*
Sasson Somekh	293,984	(15)	*
Roy Vallee	148,288	(16)	*
Steven C. Walske	173,156	(17)	*
All directors and executive officers as a group (21 persons)	8,666,318	(18)	5.79%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, we believe, based on information furnished by such persons and from Forms 13G, 13F and 13D filed with the SEC, that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them as of December 9, 2008.

(2)
Percentage of beneficial ownership is based on 141,976,386 shares of common stock outstanding as of December 9, 2008, adjusted as required by SEC rules. Shares of common stock that are subject to options or other convertible securities currently exercisable or exercisable within 60 days of December 9, 2008, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)
Based solely on a Schedule 13G filed with the SEC on December 10, 2008, reporting beneficial ownership as of November 30, 2008. Seligman Communications and Information Fund, Inc.

  ("Seligman") possesses shared voting and dispositive power over 12,261,400 shares. According to the Schedule 13G, the remaining shares not reported by Seligman, totaling 9,338,961 shares, are owned by other accounts managed by RiverSource Investments, LLC ("RiverSource"), on a discretionary basis. RiverSource, as the investment adviser of Seligman, may be deemed to beneficially own the shares reported by RiverSource. Ameriprise Financial, Inc. ("Ameriprise"), as the parent company of RiverSource, may be deemed to beneficially own the shares reported by RiverSource. Accordingly, the shares reported by Ameriprise and RiverSource include those shares separately reported by Seligman. Ameriprise and RiverSource reported possession of shared voting and dispositive power over 21,600,361 shares. Ameriprise and RiverSource, and its subsidiaries RiverSource Funds, Seligman Funds, and Kenwood Capital Management LLC, disclaim beneficial ownership of all shares reported in the Schedule 13G.

(4)
Based solely on a Form 13F filed with the SEC on November 14, 2008, reporting beneficial ownership as of September 30, 2008. Such entities have sole dispositive power with respect to 13,229,919 shares, sole voting power with respect to 12,396,119 shares and shared voting power with respect to 34,400 shares.

(5)
Based solely on a Form 13F filed with the SEC on November 12, 2008 reporting beneficial ownership as of September 30, 2008. Such entities have shared dispositive power with respect to 7,948,251 shares and sole voting power with respect to 6,409,845 shares. Barclays PLC and Barclays Bank PLC may be deemed to have shared-defined investment discretion with respect to such shares.

(6)
Includes options to purchase 262,916 shares exercisable by Mr. Beattie within 60 days following December 9, 2008.

(7)
Includes options to purchase 13,472 shares exercisable by Mr. Castino within 60 days following December 9, 2008. Also includes 4,434 shares of restricted stock that are not vested as of December 9, 2008 and are subject to forfeiture.

(8)
Includes options to purchase 1,489,378 shares exercisable by Dr. Chan within 60 days following December 9, 2008.

(9)
Includes options to purchase 188,332 shares exercisable by Mr. Chizen within 60 days following December 9, 2008. Also includes 7,318 shares of restricted stock that are not vested as of December 9, 2008 and are subject to forfeiture.

(10)
Includes options to purchase 110,000 shares exercisable by Ms. Coleman within 60 days following December 9, 2008. Also includes 7,318 shares of restricted stock that are not vested as of December 9, 2008 and are subject to forfeiture.

(11)
Includes options to purchase 2,891,820 shares exercisable by Dr. de Geus within 60 days following December 9, 2008. Includes 22,000 shares held by Dr. de Geus' wife and 119,611 shares beneficially owned by the Aart J. de Geus Annuity Trust, but Dr. de Geus disclaims beneficial ownership of these shares.

(12)
Includes options to purchase 489,866 shares exercisable by Dr. Domic within 60 days following December 9, 2008.

(13)
Includes options to purchase 50,000 shares exercisable by Mr. Logan within 60 days following December 9, 2008.

(14)
Includes options to purchase 13,472 shares exercisable by Mr. Schwarz within 60 days following December 9, 2008. Also includes 4,434 shares of restricted stock that are not vested as of December 9, 2008 and are subject to forfeiture.

(15)
Includes options to purchase 271,666 shares exercisable by Dr. Somekh within 60 days following December 9, 2008. Also includes 7,318 shares of restricted stock that are not vested as of December 9, 2008 and are subject to forfeiture.

(16)
Includes options to purchase 123,332 shares exercisable by Mr. Vallee within 60 days following December 9, 2008. Also includes 7,318 shares of restricted stock that are not vested as of December 9, 2008 and are subject to forfeiture.

(17)
Includes options to purchase 150,000 shares exercisable by Mr. Walske within 60 days following December 9, 2008. Also includes 7,318 shares of restricted stock that are not vested as of December 9, 2008 and are subject to forfeiture.

(18)
Includes options to purchase 7,747,267 shares exercisable by all directors and executive officers within 60 days following December 9, 2008. Our Board of Directors determined that, as of December 10, 2008, only the following members of management were executive officers: Aart de Geus, Chief Executive Officer; Chi-Foon Chan, President and Chief Operating Officer; Brian M. Beattie, Chief Financial Officer; Brian E. Cabrera, Vice President, General Counsel and Corporate Secretary; and Joseph W. Logan, Senior Vice President, Worldwide Sales.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information regarding our equity compensation plans as of October 31, 2008.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Option, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans(2)
	(in thousands, except price per share amounts)
Equity Compensation Plans Approved by Stockholders	13,235	(3)	$23.98	9,912	(4)
Equity Compensation Plans Not Approved by Stockholders	15,828	(5)	$20.21	—

Total	29,063	(6)	$21.73	9,912

(1)
The weighted average exercise price does not include outstanding restricted stock units, which have no exercise price.

(2)
These numbers exclude the shares listed under the column heading "Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights."

(3)
Includes 2.6 million shares of common stock issuable upon vesting of restricted stock units (including the performance-based restricted stock units granted in fiscal year 2008 that are further described above in our Compensation Discussion and Analysis), 4.4 million shares of common stock issuable upon exercise of outstanding options granted under the 2006 Employee Equity Incentive Plan, and an aggregate amount of 6.2 million shares of common stock issuable upon exercise of outstanding options granted under the 2005 Non-Employee Directors Equity Incentive Plan, the 1994 Non-Employee Directors Stock Option Plan, and the 1992 Stock Option Plan.

(4)
Comprised of (a) 4.4 million shares remaining available for issuance under the 2006 Employee Equity Incentive Plan, (b) 0.5 million shares remaining available for issuance under the 2005 Non-Employee Directors Equity Incentive Plan, and (c) 5.0 million shares remaining available for issuance under the Employee Stock Purchase Plan as of October 31, 2008 (of which up to 2 million shares were subject to purchase during the purchase period that was on-going as of October 31, 2008).

(5)
Comprised of shares issuable upon the exercise of outstanding stock options under our 1998 Non-Statutory Stock Option Plan and 2005 Assumed Stock Option Plan, which was not required to be approved by stockholders. These plans were terminated as to future grants in April 2006.

(6)
Does not include (i) 2.3 million shares of common stock issuable upon exercise of outstanding options, with a weighted average exercise price of $19.13 per share, and (ii) 0.1 million shares of common stock issuable upon vesting of restricted stock units, all assumed in connection with acquisitions.

        1998 Non-Statutory Stock Option Plan.    Under our 1998 Non-Statutory Stock Option Plan (the "1998 Plan"), 50,295,546 shares of common stock were originally authorized for issuance. Pursuant to the 1998 Plan, the Board could grant nonqualified stock options to employees or consultants, excluding executive officers. Exercisability, option price and other terms were determined by the Board but the option price could not be less than 100% of the fair market value of those shares on the grant date. Stock options granted under the 1998 Plan generally vest over a period of four years and expire seven to ten years from the date of grant. The 1998 Plan was terminated as to future grants in connection with approval of the 2006 Employee Plan.

        2005 Assumed Stock Option Plan.    Under our 2005 Assumed Stock Option Plan (the "2005 Plan"), an aggregate of 3,427,529 shares of common stock were originally authorized for issuance. Pursuant to the 2005 Plan, the Compensation Committee of the Board or its designee could grant nonqualified stock options to employees or consultants of Synopsys who either were (1) not employed by Synopsys or any of our subsidiaries on May 11, 2005 or (2) providing services to Nassda Corporation (or any subsidiary corporation thereof) prior to May 11, 2005. Exercisability, option price and other terms were determined by the Board but the option price could not be less than 100% of the fair market value of those shares on the grant date. Stock options granted under the 2005 Plan generally vest over a period of four years and expire seven to ten years from the date of grant. The 2005 Plan was terminated as to future grant in connection with approval of the 2006 Employee Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and greater than ten percent beneficial owners of our common stock to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

        Based solely on our review of the copies of the Forms 3, 4 and 5 filed by or received from our reporting persons (or written representations received from such persons), we believe that each of our directors, executive officers and greater than ten percent beneficial owners of our common stock during fiscal 2008 made all the necessary filings under Section 16(a) during fiscal 2008, except that Mr. Fu-Hwa (Howard) Ko did not timely file one Form 4 report with respect to the grant of a stock option and a restricted stock unit he received for service as an executive officer due to an administrative error on the part of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2008, the Compensation Committee consisted of Bruce R. Chizen (Chair), John Schwarz and Steven C. Walske. None of the members is an officer or employee of Synopsys, and none of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

 COMPENSATION COMMITTEE REPORT*

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee's review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2008 for filing with the SEC.

        The foregoing report is provided by the following directors, who constitute the Compensation Committee:

COMPENSATION COMMITTEE Bruce R. Chizen, Chair John Schwarz Steven C. Walske

AUDIT COMMITTEE REPORT*

Communications with Management and Independent Registered Public Accounting Firm

        The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with KPMG LLP, Synopsys' independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence. The Audit Committee has discussed KPMG LLP's independence from Synopsys, including whether KPMG LLP's provision of non-audit services was compatible with that independence.

Recommendation Regarding Financial Statements

        Based on the review and discussions referred to above, the Audit Committee unanimously recommended to our Board that Synopsys' audited fiscal 2008 financial statements be included in its Annual Report on Form 10-K for fiscal 2008.

AUDIT COMMITTEE Deborah A. Coleman, Chair Alfred Castino Roy Vallee

*
This report shall not constitute "soliciting material," shall not be deemed "filed" with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

 OTHER MATTERS

        We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors,
Dated: January 13, 2009
Brian E. Cabrera Vice President, General Counsel and Corporate Secretary

        A copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as filed with the SEC, is available without charge upon written request to Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting
to be Held on February 27, 2009

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as filed with the SEC, will be available at http://materials.proxyvote.com/871607 on or about January 16, 2009.

 Directions to the Annual Meeting of Stockholders of Synopsys, Inc.

Synopsys, Inc.
700 East Middlefield Road, Building C
Mountain View, California 94043

FROM SAN JOSE	FROM SAN FRANCISCO
Via Highway 101	Via Highway 101
Highway 101 North	Highway 101 South
Take the Highway 237/Mountain View exit	Take the Ellis Street exit
Take the Maude/Middlefield exit	Turn right onto Ellis Street
Turn left at second light onto Middlefield Road	Turn left onto Middlefield Road
Turn left at second light into the Synopsys campus at Bernardo Avenue	Turn left at the fourth light into the Synopsys campus at Bernardo Avenue
Building C is on the left	Building C is on the left
Via Highway 280	Via Highway 280
Highway 280 North	Highway 280 South
Take the Highway 85 North exit	Take the Highway 85 North exit
Take the Highway 237 East/Highway 101 exit	Take the Highway 237 East/Highway 101 exit
Take the Middlefield/Maude Avenue exit	Take the Middlefield/Maude Avenue exit
Turn right at first light onto Middlefield Road	Turn right at first light onto Middlefield Road
Turn left at first light into the Synopsys campus at Bernardo Avenue	Turn left at first light into the Synopsys campus at Bernardo Avenue
Building C is on the left	Building C is on the left

 Appendix A

SYNOPSYS, INC.

2006 EMPLOYEE EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 3, 2006
APPROVED BY THE STOCKHOLDERS: APRIL 25, 2006
AMENDED BY THE BOARD OF DIRECTORS: DECEMBER 10, 2008
AMENDMENT SUBJECT TO APPROVAL BY THE STOCKHOLDERS: FEBRUARY 27, 2009
TERMINATION DATE: MARCH 3, 2016

1.     GENERAL.

        (a)   Successor and Continuation of Prior Plans.    The Plan is intended as the successor and continuation of the (i) Synopsys, Inc. 1992 Stock Option Plan, (ii) Synopsys, Inc. 1998 Nonstatutory Stock Option Plan, and (iii) Synopsys, Inc. 2005 Assumed Stock Option Plan (collectively, the "Prior Plans"). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for issuance pursuant to the exercise of options under the Prior Plans shall become available for issuance pursuant to Stock Awards granted hereunder. Any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement shall become available for issuance pursuant to Stock Awards granted hereunder. On the Effective Date, all outstanding stock options granted under the Prior Plans shall be deemed to be stock options granted pursuant to the Plan, but shall remain subject to the terms of the Prior Plans with respect to which they were originally granted.

        (b)   Eligible Award Recipients.    The persons eligible to receive Awards are Employees and Consultants. Non-employee Directors are not eligible to receive Awards under this Plan.

        (c)   Available Awards.    The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards. The Plan also provides for the grant of Performance Cash Awards.

        (d)   Purpose.    The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.     DEFINITIONS.

        As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

        (a)   "Affiliate" means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether "Affiliate" includes entities other than corporations within the foregoing definition.

        (b)   "Award" means a Stock Award or a Performance Cash Award.

        (c)   "Board" means the Board of Directors of the Company.

        (d)   "Capitalization Adjustment" has the meaning ascribed to that term in Section 9(a).

        (e)   "Cause" means, with respect to a Participant, the occurrence of any of the following: (i) the Participant commits an act of dishonesty in connection with the Participant's responsibilities as an Employee or Consultant; (ii) the Participant commits a felony or any act of moral turpitude; (iii) the Participant commits any willful or grossly negligent act that constitutes gross misconduct and/or injures, or is reasonably likely to injure, the Company or any Affiliate; or (iv) the Participant willfully and materially violates (A) any written policies or procedures of the Company or any Affiliate, or (B) the Participant's obligations to the Company or any Affiliate. The determination that a termination is for Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

        (f)    "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

           (ii)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

          (iii)  the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

          (iv)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the

  Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

           (v)  individuals who, on the date this Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

        (g)   "Code" means the Internal Revenue Code of 1986, as amended.

        (h)   "Committee" means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

        (i)    "Common Stock" means the common stock of the Company.

        (j)    "Company" means Synopsys, Inc., a Delaware corporation.

        (k)   "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

        (l)    "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate from a Consultant to Employee shall not terminate a Participant's Continuous Service. Furthermore, a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service. However, if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant's Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. A leave of absence shall be treated as Continuous Service for purposes of vesting in an Award to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Participant's leave of absence.

        (m)  "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

           (ii)  a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

          (iii)  the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (n)   "Covered Employee" has the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

        (o)   "Director" means a member of the Board.

        (p)   "Disability" means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

        (q)   "Effective Date" means the effective date of the Plan as specified in Section 12.

        (r)   "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an "Employee" for purposes of the Plan.

        (s)   "Entity" means a corporation, partnership or other entity.

        (t)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (u)   "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 12, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

        (v)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on any market system, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

           (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in a manner that complies with Sections 409A and 422 of the Code.

        (w)  "Incentive Stock Option" means an Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (x)   "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (y)   "Nonstatutory Stock Option" means an Option which does not qualify as an Incentive Stock Option.

        (z)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (aa) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (bb) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (cc) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (dd) "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

        (ee) "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ff)  "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an "affiliated corporation," and does not receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (gg) "Own," "Owned," "Owner," "Ownership" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (hh) "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

        (ii)   "Performance Cash Award" means an award of cash granted pursuant to the terms and conditions of Section 7(d)(ii).

        (jj)   "Performance Criteria" means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) orders (including backlog) and revenue; (xvii) orders quality metrics; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes; (xxviii) customer satisfaction; (xxix) stockholders' equity; (xxx) quality measures; and (xxxi) any other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        (kk) "Performance Goals" means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to internally generated business plans, approved by the Board, the performance of one or more comparable companies or the performance of one or more relevant indices. To the extent consistent with Section 162(m) of the Code and the regulations thereunder, the Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vi) to exclude any other unusual, non-recurring gain or loss or extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (xiii) to reflect any partial or complete corporate liquidation. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

        (ll)   "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Stock Award or a Performance Cash Award.

        (mm)  "Performance Stock Award" means either a Restricted Stock Award or a Restricted Stock Unit Award granted pursuant to the terms and conditions of Section 7(d)(i).

        (nn) "Plan" means this Synopsys, Inc. 2006 Employee Equity Incentive Plan.

        (oo) "Prior Plans" means the Company's 1992 Stock Option Plan, 1998 Nonstatutory Stock Option Plan, and 2005 Assumed Stock Option Plan as in effect immediately prior to the effective date of the Plan.

        (pp) "Restricted Stock Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

        (qq) "Restricted Stock Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (rr)  "Restricted Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

        (ss)  "Restricted Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

        (tt)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (uu) "Securities Act" means the Securities Act of 1933, as amended.

        (vv) "Stock Appreciation Right" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).

        (ww)  "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

        (xx) "Stock Award" means any right granted under the Plan, including an Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award, or an Other Stock Award.

        (yy) "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (zz) "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

        (aaa)  "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.     ADMINISTRATION.

        (a)   Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

        (b)   Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

           (ii)  To determine from time to time (1) which of the persons eligible under the Plan shall be granted Awards; (2) when and how each Award shall be granted; (3) what type or combination of types of Award shall be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (iii)  To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

          (iv)  To amend the Plan or an Award as provided in Section 10. Subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant's consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

           (v)  To terminate or suspend the Plan as provided in Section 11.

          (vi)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

         (vii)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by individuals who are foreign nationals or employed outside the United States.

        (c)   Delegation To Committee.

            (i)  General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, re-vest in the Board some or all of the powers previously delegated.

           (ii)  Section 162(m) and Rule 16b-3 Compliance.    In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)   Delegation to an Officer.    The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Options and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Options granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Options granted by such Officer. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(v)(ii) above.

        (e)   Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        (f)    Cancellation and Re-Grant of Stock Awards.    Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event, provided, however, that this provision shall not prevent cancellations of Stock Awards upon expiration or termination of such Stock Awards and the return of the underlying shares of Common Stock to the Plan for future issuance pursuant to Section 4(b) hereof.

4.     SHARES SUBJECT TO THE PLAN.

        (a)   Share Reserve.    Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed Fifty-One Million Four Hundred Ninety-Seven Thousand Two Hundred Forty-Eight (51,497,248) shares of Common Stock in the aggregate. Subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 6, or (B) a Stock Appreciation Right granted under Section 7(c), and (ii) (A) one and thirty-six hundredths (1.36) shares for each share of Common Stock issued prior to February 27, 2009 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7 and (B) two and eighteen hundredths (2.18) shares for each share of Common Stock issued on or after February 27, 2009 pursuant to a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award granted under Section 7. Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A(8) and such issuance shall not reduce the number of shares available for issuance under the Plan.

        (b)   Reversion of Shares to the Share Reserve.

            (i)  Shares Available For Subsequent Issuance.    If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company at their original exercise or purchase price pursuant to the Company's reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as either (A) one and thirty-six hundredths (1.36) shares or (B) two and eighteen hundredths (2.18) shares, as applicable, against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b)(i) on or after February 27, 2009, then the number of shares of Common Stock available for issuance under the Plan shall increase by two and eighteen hundredths (2.18) shares (regardless of when such share was issued).

           (ii)  Shares Not Available for Subsequent Issuance.    If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., "net exercised") or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, Stock Appreciation Right, or the issuance of shares under a Restricted Stock Award or Restricted Stock Unit Award, the number of shares that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan.

        (c)   Incentive Stock Option Limit.    Notwithstanding anything to the contrary in this Section 4, subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be Fifty-One Million Four Hundred Ninety-Seven Thousand Two Hundred Forty-Eight (51,497,248) shares of Common Stock.

        (d)   Source of Shares.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.     ELIGIBILITY.

        (a)   Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees and Consultants; provided, however, that Nonstatutory Stock Options and Stock Appreciation Rights may not be granted to Employees and Consultants who are providing Continuous Services only to any "parent" of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with the distribution requirements of Section 409A of the Code. Stock Awards under this Plan may not be granted to non-employee Directors.

        (b)   Ten Percent Stockholders.    An Employee who is also a Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option has a term of no more than five (5) years from the date of grant and is not exercisable after the expiration of five (5) years from the date of grant.

        (c)   Section 162(m) Limitation on Annual Awards.    Subject to the provisions of Section 9(a) relating to Capitalization Adjustments no Employee shall be eligible to be granted Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than one million (1,000,000) shares of Common Stock during any calendar year.

6.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)   Term.    No Option shall be exercisable after the expiration of seven (7) years from the date of grant, or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).

        (b)   Exercise Price of an Incentive Stock Option.    Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.

        (c)   Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.

        (d)   Consideration.    The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

            (i)  by cash or check;

           (ii)  pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

          (iii)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

          (iv)  by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the "net exercise," (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or

           (v)  in any other form of legal consideration that may be acceptable to the Board.

        (e)   Transferability of Options.    The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

            (i)  Restrictions on Transfer.    An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

           (ii)  Domestic Relations Orders.    Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

          (iii)  Beneficiary Designation.    Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder's estate shall be entitled to exercise the Option.

        (f)    Vesting of Options Generally.    The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (g)   Termination of Continuous Service.    In the event that an Optionholder's Continuous Service terminates (other than for Cause or upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (h)   Extension of Termination Date.    An Optionholder's Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

        (i)    Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (j)    Death of Optionholder.    In the event that (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (k)   Termination for Cause.    In the event that an Optionholder's Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding and the Option shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.

7.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a)   Restricted Stock Awards.    Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company's Bylaws, at the Board's election, shares of Common Stock may be (i) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i)  Consideration.    A Restricted Stock Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

           (ii)  Vesting.    Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

          (iii)  Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

          (iv)  Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

        (b)   Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i)  Consideration.    A Restricted Stock Unit Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

           (ii)  Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

          (iii)  Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

          (iv)  Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

        (c)   Stock Appreciation Rights.    Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i)  Term.    No Stock Appreciation Right shall be exercisable after the expiration of seven (7) years from the date of grant, or such shorter period specified in the Stock Appreciation Right Agreement.

           (ii)  Strike Price.    Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

          (iii)  Calculation of Appreciation.    The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price that is determined by the Board on the date of grant of the Stock Appreciation Right.

          (iv)  Vesting.    At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

           (v)  Exercise.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (vi)  Payment.    The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

         (vii)  Termination of Continuous Service.    In the event that a Participant's Continuous Service terminates (other than for Cause or upon the Participant's death or Disability), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

        (viii)  Extension of Termination Date.    A Participant's Stock Appreciation Right Agreement may provide that if the exercise of the Stock Appreciation Right following the termination of the Participant's Continuous Service (other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Stock Appreciation Right shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant's Continuous Service during which the exercise of the Stock Appreciation Right would not be in violation of such registration requirements, or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.

          (ix)  Disability of Participant.    In the event that a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

           (x)  Death of Participant.    In the event that (i) a Participant's Continuous Service terminates as a result of the Participant's death, or (ii) the Participant dies within the period (if any) specified in the Stock Appreciation Right Agreement after the termination of the Participant's Continuous Service for a reason other than death, then the Stock Appreciation Right may be exercised (to the extent the Participant was entitled to exercise such Stock Appreciation Right as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Stock Appreciation Right by bequest or inheritance or by a person designated to exercise the Stock Appreciation Right upon the Participant's death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after the Participant's death, the Stock Appreciation Right is not exercised within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

          (xi)  Termination for Cause.    In the event that a Participant's Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate immediately and cease to remain outstanding and the Stock Appreciation Right shall cease to be exercisable with respect to any shares of Common Stock (whether vested or unvested) at the time of such termination.

        (d)   Performance Awards.

            (i)  Performance Stock Awards.    A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Performance Stock Awards described in this Section 7(d)(i) shall not exceed the value of one million (1,000,000) shares of Common Stock.

           (ii)  Performance Cash Awards.    A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Performance Cash Awards described in this Section 7(d)(ii) shall not exceed two million dollars ($2,000,000).

        (e)   Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards. No Other Stock Award may have a term in excess of seven (7) years from the date of grant.

8.     MISCELLANEOUS.

        (a)   Use of Proceeds.    Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

        (b)   Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has exercised the Stock Award pursuant to its terms and the issuance of the Common Stock has been entered into the books and records of the Company.

        (c)   No Employment or Other Service Rights.    Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)   Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (e)   Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities laws.

        (g)   Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding payment from any amounts otherwise payable to the Participant; or (iv) by such other method as may be set forth in the Stock Award Agreement.

        (h)   Electronic Delivery.    Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

        (i)    Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

        (j)    Compliance with Section 409A.    To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award agreement specifically provides otherwise), if the shares of the Company's Common Stock are publicly traded and a Participant holding an Award that constitutes "deferred compensation" under Section 409A of the Code is a "specified employee" for purposes of Section 409A of the Code, then to the extent necessary to avoid adverse tax consequences to the Participant under Section 409A of the Code, no distribution or payment of any amount under such Award shall be made as a result of a termination of such Participant's service before a date that is six (6) months following the date of such Participant's "separation from service" (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant's death.

9.     ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

        (a)   Capitalization Adjustments.    If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 12 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a "Capitalization Adjustment")), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 7(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)   Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c)   Corporate Transaction.    The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

            (i)  Stock Awards May Be Assumed.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).

           (ii)  Stock Awards Held by Current Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the "Current Participants"), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). No vested Restricted Stock Unit Award shall terminate pursuant to this Section 9(c)(ii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

          (iii)  Stock Awards Held by Former Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction. No vested Restricted Stock Unit Award shall terminate pursuant to this Section 9(c)(iii) without being settled by delivery of shares of Common Stock, their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Board, prior to the effective time of the Corporate Transaction.

          (iv)  Payment for Stock Awards in Lieu of Exercise.    Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.

        (d)   Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant's Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

10.   AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a)   Amendment of Plan.    Subject to the limitations of applicable law, the Board at any time, and from time to time, may amend the Plan. However, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements.

        (b)   Stockholder Approval.    The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

        (c)   Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)   Amendment of Awards.    The Board, at any time and from time to time, may amend the terms of any one or more Awards (either directly or by amending the Plan), including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement or the written terms of a Performance Cash Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award outstanding at the time of such amendment shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

11.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

12.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective upon approval by the stockholders at the 2006 Annual Meeting as of the Effective Date.

13.   CHOICE OF LAW.

        The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

SYNOPSYS, INC. ATTN: BRIAN E. CABRERA 700 EAST MIDDLEFIELD ROAD MOUNTAIN VIEW, CA 94043-4033	VOTE BY INTERNET—www.proxyvote.com
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SYNOPSYS, INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.
Vote on Directors					☐	☐	☐
1.	To elect nine directors nominated by our Board of Directors to serve for the ensuing year and until their successors are elected.
	Nominees:
	01)	Aart J. de Geus	06)	John Schwarz
	02)	Alfred Castino	07)	Sasson Somekh
	03)	Chi-Foon Chan	08)	Roy Vallee
	04)	Bruce R. Chizen	09)	Steven C. Walske
	05)	Deborah A. Coleman

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

Vote on Proposals		For	Against	Abstain
2.	To approve an amendment to our 2006 Employee Equity Incentive Plan to, among other items, increase the number of shares of common stock reserved thereunder by 4,000,000 shares.	☐	☐	☐
3.	To ratify the appointment by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2009.	☐	☐	☐
4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

For address changes and/or comments, please check this box and ☐ write them on the back where indicated.
Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

MEETING TIME & DATE: 8:00 A.M., PST
February 27, 2009
MEETING LOCATION: Our offices located at 700 East Middlefield Road
Building C
Mountain View, California 94043

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement as well as the Annual Report on Form 10-K for fiscal 2008 are available at www.proxyvote.com.

SYPNO2

SYNOPSYS, INC.

The undersigned hereby appoints Brian M. Beattie and Brian E. Cabrera and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Synopsys, Inc., that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Synopsys, Inc. to be held at the principal offices of Synopsys, Inc., 700 East Middlefield Road, Building C, Mountain View, California 94043 on February 27, 2009 at 8:00 am, local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

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GENERAL INFORMATION
MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2008
NON-QUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
OTHER MATTERS
Directions to the Annual Meeting of Stockholders of Synopsys, Inc. Synopsys, Inc. 700 East Middlefield Road, Building C Mountain View, California 94043
  Appendix A